AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 27, 2004
                          REGISTRATION NO. 333-________
    =========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                FONEFRIEND, INC.
             (FORMERLY KNOWN AS UNIVERSAL BROADBAND NETWORKS, INC.) (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                   33-0611753
 (STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER IDENTIFICATION NO.)
  INCORPORATION OR ORGANIZATION)

                           14545 FRIAR ST., SUITE 204
                           VAN NUYS, CALIFORNIA 91411
                                 (818) 376-1616
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              --------------------

                                JACKELYN GIROUX
                                    PRESIDENT
                                FONEFRIEND, INC.
                           14545 FRIAR ST., SUITE 103
                           VAN NUYS, CALIFORNIA 91411
                                 (818) 376-1616
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                             HAROLD H. MARTIN, ESQ.
                      LAW OFFICES OF HAROLD H. MARTIN, P.A.
                         17111 KENTON DRIVE, SUITE 204B
                        CORNELIUS, NORTH CAROLINA 28031
                                 (704) 894-9760
                              --------------------

APPROXIMATE  DATE  OF  COMMENCEMENT  OF  PROPOSED  SALE  TO  THE  PUBLIC:

From  time  to  time  after  the  effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE

-------------------     ----------------      ------------------    ------------
TITLE OF EACH CLASS     PROPOSED MAXIMUM      AMOUNT                PROPOSED
OF SECURITIES TO BE     AMOUNT TO BE          OF AGGREGATE          AGGREGATE
REGISTERED              REGISTERED            OFFERING PRICE (1)    FEE (1)
-------------------     ----------------      ------------------    ------------

Common stock, $.001     17,950,000            $3,051,500            $386.63
par value
-------------------     ----------------      ------------------    ------------

(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the bid and asked price for the common stock, $0.001 par value per share of $.17, as reported on OTC Bulletin Board at February 26, 2004.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                                17,950,000 SHARES

                                FONEFRIEND, INC.

                                  COMMON STOCK

This prospectus relates to the offering for sale of up to 17,950,000 shares of our common stock, par value $.001, by the selling shareholders identified in this prospectus. The common stock covered by this prospectus includes up to 15,000,000 shares of common stock issuable from time to time to Dutchess Private Equities Fund, L.P. ("Dutchess"), which will become a shareholder pursuant to an Investment Agreement. The prices at which all selling shareholders may sell their shares will be determined by the prevailing market price for the shares or through negotiated transactions. We are not selling any securities in this offering and therefore will not receive any of the proceeds from the sale of the shares. We will, however, receive proceeds from the sale of securities under the Investment Agreement, also referred to as an Equity Line of Credit, that we have entered into with Dutchess, which permits us to "put" up to $3 million dollars in shares of common stock to Dutchess. At no time will Dutchess own shares sufficient to make it an "affiliate" of our company within the meaning of the Securities Act of 1933, as amended. All costs associated with this registration will be borne by us.

The  selling  stockholders  consist  of:
     Compass  Capital  Group,  Inc.                           700,000
     Danzig,  Ltd.                                            150,000
     Dutchess  Private  Equities  Fund,  L.P.              15,000,000
     Lothar  Elsaessar                                        300,000
     Greentree  Financial  Group,  Inc.                       250,000
     Hans  George  Huetter                                    300,000
     RR  Inv  Holdings,  Inc.                                 900,000
     The  Bulletin  Board  Productions,  LLC                  350,000

                                                        -------------
                                                           17,950,000

Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol FFRD.OB. On February 26, 2004 the last reported sale price of our common stock was $0.17 per share.

Dutchess may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the resale of common stock under the Investment Agreement. Dutchess will pay us 94% of the lowest closing bid price of the common stock during the five consecutive trading day period immediately following the date of our notice to them of our election to put shares pursuant to the Equity Line of Credit. The shares to be issued to Compass Capital Group, Inc. ("Compass Capital") and registered hereunder represent shares issuable upon conversion of a $100,000 convertible promissory note and issuable upon the exercise of 200,000 warrants to purchase shares of our common stock at an exercise price of $.20 per share. The shares issued to Danzig, Ltd., Lothar Elsaessar, Greentree Financial Group, Inc., Hans George Huetter, RR Inv Holdings, Inc. and The Bulletin Board Productions, LLC were issued in earlier private placements.

The selling shareholders will receive all of the amounts received upon any sale by them of the common stock, less any brokerage commissions or other expenses incurred by them.

THE SHARES HAVE NOT BEEN REGISTERED FOR SALE UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION AS OF THE DATE OF THIS PROSPECTUS. BROKERS OR DEALERS
EFFECTING TRANSACTIONS IN THE SHARES SHOULD CONFIRM THE REGISTRATION OF THE SHARES UNDER THE SECURITIES LAWS OF THE STATE IN WHICH SUCH TRANSACTIONS OCCUR, OR THE EXISTENCE OF ANY EXEMPTIONS FROM SUCH REGISTRATION.

                                ----------------

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.

                    SEE "RISK FACTORS" BEGINNING ON PAGE 10.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------

              SUBJECT TO COMPLETION, THE DATE OF THIS PROSPECTUS IS
                               FEBRUARY 27, 2004.

                                ----------------

SPECIAL  NOTE  REGARDING  FORWARD  LOOKING  STATEMENTS:

THIS PROSPECTUS CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. FORWARD-LOOKING STATEMENTS DEAL WITH OUR CURRENT PLANS, INTENTIONS, BELIEFS AND EXPECTATIONS AND STATEMENTS OF FUTURE ECONOMIC PERFORMANCE. STATEMENTS CONTAINING TERMS SUCH AS "BELIEVES," "DOES NOT BELIEVE," "PLANS," "EXPECTS," "INTENDS," "ESTIMATES," "ANTICIPATES" AND OTHER PHRASES OF SIMILAR MEANING ARE CONSIDERED TO CONTAIN UNCERTAINTY AND ARE FORWARD LOOKING STATEMENTS.

FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES WHICH MAY CAUSE OUR ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM WHAT IS CURRENTLY ANTICIPATED. WE MAKE CAUTIONARY STATEMENTS IN CERTAIN SECTIONS OF THIS PROSPECTUS, INCLUDING UNDER "RISK FACTORS." YOU SHOULD READ THESE CAUTIONARY STATEMENTS AS BEING APPLICABLE TO ALL RELATED FORWARD-LOOKING STATEMENTS WHEREVER THEY APPEAR IN THIS PROSPECTUS, IN THE MATERIALS REFERRED TO IN THIS PROSPECTUS, IN THE MATERIALS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, OR IN OUR PRESS RELEASES.

NO FORWARD-LOOKING STATEMENT IS A GUARANTEE OF FUTURE PERFORMANCE, AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON ANY FORWARD LOOKING STATEMENT.


                                TABLE OF CONTENTS

SUMMARY                                                                        7
RISK  FACTORS                                                                 10
USE  OF  PROCEEDS                                                             26
DETERMINATION  OF  OFFERING  PRICE                                            27
DILUTION                                                                      27
BUSINESS                                                                      29
THE  SELLING  STOCKHOLDERS                                                    46
PLAN  OF  DISTRIBUTION                                                        47
LEGAL  MATTERS                                                                49
EXPERTS                                                                       49
WHERE  YOU  CAN  FIND  MORE  INFORMATION                                      50
INCORPORATION  OF  INFORMATION  WE  FILE  WITH  THE  SEC                      51
OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION                              52
INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS                                 52
EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES                                54
UNDERTAKINGS                                                                  55
SIGNATURES                                                                    56
POWER  OF  ATTORNEY                                                           56

                                    SUMMARY

THIS  SUMMARY  HIGHLIGHTS  ASPECTS  OF  OUR  BUSINESS  AND INFORMATION CONTAINED
ELSEWHERE IN THIS MEMORANDUM. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT SHOULD BE CONSIDERED BEFORE PURCHASING OUR COMMON STOCK, AND
YOU  SHOULD  READ  THE  ENTIRE  MEMORANDUM  CAREFULLY,  INCLUDING  THE FINANCIAL
INFORMATION  AND  RELATED  NOTES,  BEFORE  MAKING  AN  INVESTMENT  DECISION.

OVERVIEW

Our primary business is to market an Internet telephony device and related services to consumers and businesses worldwide, called the "FoneFriend." The underlying technology of the FoneFriend has been licensed by the Company from FoneFriend Systems, Inc., and will enable the Company's subscribers to make and receive unlimited, long-distance telephone calls over the Internet by using their standard residential telephone set (without the need for a computer or any software), for a low monthly fee of $9.95. Due to the low cost of transmitting calls over the Internet, the Company anticipates that it will realize significant profit margins in excess of those realized in the traditional telecommunications industry.

Once funding is obtained, the Company will focus its efforts towards establishing contractual relationships with third party suppliers to provide the infrastructure necessary to support operations of the FoneFriend product, to handle customer relationship management and product fulfillment, and towards the development and implementation of a high profile marketing campaign to advertise the FoneFriend product through direct response television marketing and coordinated radio and print advertising, which is designed to quickly penetrate targeted markets and create substantial consumer awareness and stimulate consumer demand for the FoneFriend product. Accordingly, the Company intends to allocate a large portion of the proceeds from any sale of its securities to fund marketing activities, to purchase infrastructure required to support the FoneFriend product, and corporate overhead.

In addition, information not published by the Company regarding the FoneFriend product can be viewed on the Internet at: "www.fonefriend.com", a web site that is currently maintained and operated by FoneFriend Systems, Inc., the licensor of the FoneFriend technology. The Company has a conditional option to acquire all rights to this web site. However, to date the Company does not control the information content on this web site. Accordingly, no information contained on such web site is to be attributed to the Company and should not constitute a part of this Registration Statement.

We are a Delaware corporation and our principal executive offices are located at 14545 Friar Street, Suite 103, Van Nuys, California 91411. Our telephone number is (818) 376-1616. Our web site address on the Internet is http://www.myfonefriend.com.
----------------------------


RECENT FINANCING DEVELOPMENTS

We have entered into an Investment Agreement with Dutchess Private Equities Fund, L.P. ("Dutchess"), also referred to as an Equity Line of Credit. This agreement provides that, following notice to Dutchess, we may put to Dutchess up to $3 million in shares of our common stock for a purchase price equal to 94% of the Best Bid (as defined) price determined in accordance with the Agreement. The amount that the Company shall be entitled to put to Dutchess in any single transaction pursuant to the Investment Agreement will be equal to, at the Company's election, either: (A) 200% of the average daily volume in the U.S. market of the common stock for the 20 trading days prior to the notice of our put, multiplied by 94% of the average of the three daily closing Best Bid prices immediately preceding the date of the put, or (B) $25,000; provided that in no event shall the amount of any single put be more than $1,000,000. In turn, Dutchess has indicated that it will resell those shares in the open market, or resell our shares to other investors through negotiated transactions, or hold our shares in its portfolio. This prospectus covers the resale of our stock by Dutchess either in the open market or to other investors through negotiated transactions. All references to the terms of the Investment Agreement are qualified in their entirety by language of such Agreement, a copy of which is incorporated by reference in this Registration Statement.

Dutchess will only purchase shares when we meet the following conditions:

o a registration statement has been declared effective and remains effective for the resale of the common stock subject to the Equity Line of Credit;
o our common stock has not been suspended from trading for a period of five consecutive trading days and we have not have been notified of any pending or threatened proceeding or other action to delist or suspend our common stock;
o we have complied with our obligations under the Investment Agreement and the Registration Rights Agreement;
o no injunction has been issued and remains in force, or action commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or issuance of our common stock;
o the registration statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or which would require public disclosure or an update supplement to the prospectus;
o we have not filed a petition in bankruptcy, either voluntarily or involuntarily, and there shall not have commenced any proceedings under any bankruptcy or insolvency laws.

The Investment Agreement will terminate when any of the following events occur:
o    Dutchess  has  purchased  an  aggregate  of $3,000,000 of our common stock;
o    36  months  after  the  SEC declares this registration statement effective;
o    we  file  or  otherwise  enter  an  order  for  relief  in  bankruptcy;
o trading of our common stock is suspended for a period of 5 consecutive trading days; or
o    our common stock ceases to be registered under the Securities Exchange Act.

We are also registering for resale 700,000 shares of common stock which may be issuable to Compass Capital Group, Inc. ("Compass Capital"). In December, 2003, Compass lent us $100,000 pursuant to the terms of a convertible note, bearing an interest rate of 15% per annum, which may be converted into common stock at a 25% discount to the closing price of our stock. In addition, Compass has the right to exercise 200,000 warrants to purchase shares of our common stock at an exercise price of $.20 per share, and we are registering the shares of common stock issuable upon such exercise.

We are also registering 2,250,000 shares of outstanding common stock which were previously issued in a private placement to Danzig, Ltd., Lothar Elsaessar, Greentree Financial Group, Inc., Hans George Huetter, RR Inv Holdings, Inc. and The Bulletin Board Productions, LLC. prior to the filing of the registration statement of which this prospectus is a part.

THE  OFFERING

Securities offered by                      Up to 17,950,000 shares of common
the selling shareholders                   stock, par value $.001 per share.

Common stock outstanding                   19,184,444 shares.
on February 26, 2004

Use of Proceeds                            We will not receive any proceeds
                                           from the sale of any shares by the
                                           selling shareholders. However, we
                                           will receive the proceeds of any
                                           "put" of our shares to Dutchess
                                           under the Investment Agreement

Over-The-Counter Bulletin                  FFRD.OB
Board symbol


The table below sets forth the shares that we are registering pursuant to the registration statement to which this prospectus is a part:

     Compass Capital Group, Inc.  (1)                              700,000
     Danzig,  Ltd.                                                 150,000
     Dutchess  Private  Equities  Fund,  L.P.  (2)              15,000,000
     Mr.  Lothar  Elsaessar                                        300,000
     Greentree  Financial  Group,  Inc.                            250,000
     Dr.  Hans-Georg  Hutter                                       300,000
     RR  Inv  Holdings,  Inc.                                      900,000
     The  Bulletin  Board  Productions,  LLC.                      350,000
                                                             -------------
        Total  Common  Stock  Being  Registered                 17,950,000

____________
(1) Assumes that Compass Capital elects to convert its promissory note into 500,000 shares, based upon an assumed market value of approximately $0.27, per share, at the time of conversion. Further, assumes that Compass Capital exercises its warrant to purchase an additional 200,000 shares of our common stock at a fixed price of $0.20 per share.
(2) Assumes we put 15,000,000 shares to Dutchess during the term of the Investment Agreement.

OUR  CAPITAL  STRUCTURE  BEFORE  AND  AFTER  THE  OFFERING

Common  Stock  outstanding:
Before  the  offering                         19,184,444
After  the  offering                          34,884,444


                                  RISK FACTORS

THIS OFFERING INVOLVES MATERIAL RISK. PLEASE CAREFULLY READ THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE INVESTING. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS
AS  A  RESULT  OF RISK FACTORS SET FORTH BELOW AND ELSEWHERE IN THIS PROSPECTUS.


          Risks Relating To Our Status As A Development Stage Company
          -----------------------------------------------------------

OUR LACK OF AN OPERATING HISTORY CREATES SUBSTANTIAL UNCERTAINTY ABOUT FUTURE RESULTS.

We are a development stage company with no operating history. We are just beginning to test market an internet based telecommunications system and our system is not yet fully operational. As a result of our lack of operating history, prospective investors have no operating and financial data about us on which to base an evaluation of our performance and an investment in our stock. Our ability to provide integrated telecommunications services on a widespread basis and to generate operating profits and positive operating cash flow will depend on our ability, among other things, to:

o market our Internet telephony services and generate demand for them among our targeted client categories;
o    develop,  enhance,  promote  and  carefully  manage  our  brand;
o    respond  appropriately  and  timely  to  competitive  developments;
o    develop  our  operational  support  and  other  back  office  systems;
o    attract  and  retain  an  adequate  client  base;
o    secure  additional  financing;
o    attract  and  retain  qualified  personnel;  and
o enter into and implement long term agreements for leased capacity and other services with established telephone companies on satisfactory terms.

We cannot assure you that we will be able to achieve any of these objectives, generate sufficient revenue to achieve or sustain profitability, meet our working capital requirements or compete successfully in the telecommunications industry.

In addition, our success will be particularly dependent on our ability to make further enhancements to our products and services, and to market such products and services in a commercially viable manner, as to which there can be no assurance. Unanticipated problems, expenses and delays are frequently encountered in establishing a new business, including, but not limited to, lack of client acceptance, competition and inadequate marketing. Our failure to raise the maximum amount of funds through this Equity Line of Credit will likely hinder our efforts to fully implement our planned marketing activities in connection with our initial product, the FoneFriend. As a result we would be required to reduce or curtail operations. We can make no assurance that we will be able to generate a profit.

WE HAVE A HISTORY OF LOSSES FROM DEVELOPMENT STAGE OPERATIONS AND NEGATIVE CASH FLOWS, AND WE ANTICIPATE OUR LOSSES TO INCREASE AND CONTINUE FOR THE FORESEEABLE FUTURE.

We have incurred significant losses from development stage operations and negative cash flows each year since inception. Through December 31, 2003, we had an accumulated deficit of $3,086,851. During the fiscal year ended March 31, 2003, we incurred net losses from development stage operations of $1,605,464 and sustained negative cash flows of $207,789, resulting in a loss of $0.19 per share applicable to our common stockholders. During the nine months ended December 31, 2003, we incurred net losses from development stage operations of $526,100 and sustained negative cash flows of $8,368, resulting in a net loss of $0.06 per share applicable to our common stockholders. We expect to make significant expenditures in connection with the development of our business, the acquisition, development and expansion of our Internet telephony infrastructure, and the deployment of our services and systems. As a result, we expect our losses to continue and increase in the foreseeable future, and we expect to incur significant future losses from development stage operations and negative cash flows from our activities.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our consolidated financial statements have been prepared assuming we will continue as a going concern. During the year ended March 31, 2003, we experienced a net loss from development stage operations of $1,605,464 and had negative cash flows of $207,789. During the nine months ended December 31, 2003, we experienced a net loss from development stage operations of $526,100 and had negative cash flows of $8,368. In addition, we had substantial shareholders operating deficits at March 31, 2003 and December 31, 2003 of $2,490,751 and $3,016,851, respectively. Lastly, we have significant present and future working capital demands, which will require substantial equity and debt financing which, with the exception of the Equity Line of Credit with Dutchess, have not yet been secured. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our independent auditors have also expressed doubt as to our ability to continue as a going concern. The consolidated financial statements included elsewhere herein do not include any adjustments that might result from the outcome of this uncertainty.

In an effort to reverse the negative financial conditions noted above, we have entered into the Equity Line of Credit with Dutchess, which is expected to raise $3 Million dollars in equity capital during the years 2004 through 2005. We believe this financing will help us to further develop our business and facilitate our development of an operating presence in the Internet telephony market.

There can be no assurances that we will be able to successfully implement our plans, including generating profitable operations, generating positive cash flows from operations and obtaining additional capital to meet present and future working capital demands.

WE MAY BE FORCED TO CURTAIL OR DISCONTINUE OUR BUSINESS DEVELOPMENT IF WE ARE UNABLE TO SECURE ADDITIONAL FUNDS TO FINANCE OUR WORKING CAPITAL AND OTHER REQUIREMENTS AND THE COSTS ASSOCIATED WITH THE DEVELOPMENT AND EXPANSION OF OUR BUSINESS ENTERPRISE.

     Due to our lack of an operating history and the nature of our industry, we will have substantial future capital needs. Additional capital may be required to fund some of all of the following:

o    day  to  day  working  capital  needs;
o    unanticipated  opportunities;
o    potential  acquisitions;
o    changing  business  conditions;  and
o    unanticipated  competitive  pressures.

We may need to forego business opportunities relating to the above events if we do not obtain additional financing. Obtaining additional financing will be subject to a number of factors, including market conditions, our operating performance and investor sentiment. These factors may make the timing, amount, terms and conditions of additional financings unattractive to us. If we are unable to raise additional capital, our business development may be impeded.

WE ARE A START UP VENTURE WITH HIGH DEVELOPMENT COSTS, AND ESTIMATE THAT WE WILL NEED A CUSTOMER BASE OF AT LEAST 20,000 SUBSCRIBERS GENERATING REVENUES OF $10.00 PER MONTH FOR A ONE YEAR PERIOD OF TIME IN ORDER TO ACHIEVE ANY MEASURE OF PROFITABILITY. WE CANNOT ASSURE YOU THAT WE WILL BE ABLE TO ACCOMPLISH THIS.

We have never been profitable due to the nature of our start up and infrastructure development expenses. If we continue to incur losses, we may not be able to finance the commercial deployment of our products and services. We estimate that we will need a customer base of at least 20,000 subscribers, that will generate revenues of $10.00 per month for a one-year period in order to achieve any measure of profitability. There can be no assurances that we will be able to do so. Even if we do achieve profitability, we cannot assure you that we will be able to sustain or increase profitability on a quarterly or annual basis in the future.

THE TECHNOLOGY THAT ALLOWS VOICE COMMUNICATIONS OVER THE INTERNET IS IN ITS INFANCY, AND THE QUALITY OF INTERNET TELEPHONE CALLS NEEDS IMPROVEMENT. CALLERS COULD EXPERIENCE DELAYS, ERRORS IN TRANSMISSIONS OR OTHER INTERRUPTIONS IN SERVICE, ALL OF WHICH COULD NEGATIVELY IMPACT OUR FUTURE REVENUES, REPUTATION AND BRAND.

The technology that allows voice communications over the Internet is still in its infancy. Historically, the sound quality of Internet telephone calls was poor. As the industry has grown, sound quality has improved, but the technology requires additional refinement. Additionally, the Internet's capacity constraints may impede the acceptance of Internet telephony. Callers could experience delays, errors in transmissions or other interruptions in service that are beyond our control. The quality issues inherent in Internet telephony could negatively impact our future revenues, reputation and brand.

OUR FUTURE PERFORMANCE WILL DEPEND, IN PART, ON OUR ABILITY TO MANAGE OUR BUSINESS GROWTH EFFECTIVELY. THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY GROW OR MANAGE SUCH GROWTH.

Our future performance will depend, in part, on our ability to manage our business growth effectively. Towards that end, we will have to undertake the following tasks, among others:

o effectively develop our operating, administrative, financial and accountings systems and controls;
o establish and continuously improve coordination among our engineering, accounting, finance, marketing and operations personnel; and
o develop and continuously enhance our management information systems capabilities.

If we cannot accomplish these tasks, our chances of achieving profitability may be diminished.


                   Risks Relating To Our Competitive Strategy
                   ------------------------------------------

OUR STRATEGY FOR SUCCESS IS BASED PARTLY ON OUR ABILITY TO PROVIDE DISCOUNTED DOMESTIC AND INTERNATIONAL LONG DISTANCE COMMUNICATIONS SERVICES WITH THE COST SAVINGS OF CARRYING VOICE TRAFFIC OVER THE INTERNET, AS COMPARED TO CARRYING CALLS OVER TRADITIONAL LONG DISTANCE NETWORKS. THE PRICE OF LONG DISTANCE CALLS MAY DECLINE TO A POINT WHERE WE NO LONGER HAVE SUCH A COST ADVANTAGE, WHICH WILL BE DETRIMENTAL TO OUR BUSINESS PROSPECTS.

Our strategy for success is based partly on our ability to provide discounted domestic and international long distance communications services with the cost savings of carrying voice traffic over the internet, as compared to carrying calls over traditional long distance networks, such as those owned by AT&T, MCI and Sprint. In recent years, the price of long distance calls has fallen, especially in the U.S. In response, we may lower the price of our service offerings. AT&T, MCI and Sprint have adopted pricing plans in which the rates that they charge for U.S. domestic long distance calls are not always substantially higher than the rates that we intend to charge for our domestic service. The price of long distance calls may decline to a point where we no longer have a price advantage over these traditional long distance services. Also, other providers of long distance services may begin, or have begun to offer unlimited or nearly unlimited use of some of their services for an attractive monthly rate. We would then have to rely on factors other than price to differentiate our product and service offerings, which we may not be able to do.

COMPETITION COULD REDUCE ANY MARKET SHARE THAT WE MAY BE ABLE TO ACQUIRE IN THE FUTURE AND DECREASE OUR REVENUES.

The market for Internet telephony services is extremely competitive. Many companies offer products and services similar to ours, which are directly competitive to our product and services in our target markets, and many of these companies have a substantial presence in the markets we plan to serve. In addition, many of these companies are larger than we are and have substantially greater financial, distribution and marketing resources than we do. We therefore may not be able to compete successfully with these companies. If we do not succeed in competing with these companies, we may not be able to efficiently acquire customers or we could likely lose any customers acquired and any potential revenue will be substantially reduced.

COMPETITORS MAY BE ABLE TO BUNDLE SERVICES AND PRODUCTS THAT WE DO NOT INTEND TO OFFER TOGETHER WITH LONG DISTANCE OR INTERNET TELEPHONY SERVICES, WHICH WOULD SIGNIFICANTLY REDUCE OUR POTENTIAL TO GENERATE REVENUES AND WOULD DAMAGE ANY BRAND AND NAME RECOGNITION WE MAY BE ABLE TO ESTABLISH IN THE FUTURE.

Competitors may be able to bundle services and products that we do not intend to offer together with long distance or Internet telephony services. These services could include wireless communications, voice and data services, Internet access and cable television. This form of bundling would put us at a competitive disadvantage if these providers can combine a variety of service offerings at a single attractive price. In addition, some of the telecommunications and other companies that compete with our proposed product and services may be able to provide customers with lower communications costs or other packaged incentives with their services, reducing the overall cost of their communications packages, and significantly increasing pricing pressures on the product and services we intend to offer. This form of competition could significantly reduce our potential to generate revenues. Furthermore, if our potential customers do not perceive our services to be effective or of high quality, any brand and name recognition we may be able to establish in the future would suffer.

WE MAY NOT BE ABLE TO ESTABLISH, MAINTAIN OR PROTECT THE QUALITY REPUTATION THAT WE BELIEVE OUR PRODUCT AND SERVICES MAY BE ABLE TO ENJOY IN A COMPETITIVE MARKETPLACE IN WHICH MARKETING AND ADVERTISING EXPENDITURES ARE CRUCIAL. WE MAY DO NOT CURRENTLY HAVE THE FUNDS TO PAY FOR THE REQUISITE LEVEL OF MARKETING AND ADVERTISING SUPPORT, AND OUR CHANCES TO ESTABLISH ANY BRAND AND NAME RECOGNITION MAY SUFFER.

We believe that establishing and maintaining brand and name recognition is critical for attracting and expanding our targeted client base. We also believe that the importance of reputation and name recognition will increase as competition in our markets increases. Promotion and enhancement of our name will depend on the effectiveness of our marketing and advertising efforts and on our potential success in attempting to provide a high quality product and related services, neither of which can be assured. We do not currently have the funds to pay for the requisite level of marketing and advertising support. In addition, our plan to provide both domestic and international communications services will require us to rely on third party distributors to promote and market our product and services. We cannot be assured that these third parties will provide the same level of effort as we believe will be necessary to establish and maintain a quality reputation for our product and services. If they do not, our reputation may be tarnished.

OUR POTENTIAL FOR SUCCESS DEPENDS GREATLY ON OUR ABILITY TO HANDLE A LARGE NUMBER OF SIMULTANEOUS CALLS, WHICH OUR NETWORK SYSTEMS MAY NOT BE ABLE TO ACCOMMODATE. THIS COULD HURT OUR REPUTATION AND WE COULD LOSE CUSTOMERS.

We expect the volume of simultaneous calls to be quite significant as we commence our operations. Our potential for success will depend greatly on our ability to handle a large number of simultaneous calls. Our proposed network hardware and software may not be able to accommodate this volume. If we fail to maintain an appropriate level of operational performance, or if our service is disrupted, our reputation could be hurt and we could lose customers.

OUR INABILITY TO ACHIEVE OR SUSTAIN MARKET ACCEPTANCE FOR OUR SERVICES AT DESIRED PRICING LEVELS COULD HARM OUR BUSINESS, FINANCIAL CONDITION AND OPERATING RESULTS.

Prices for telecommunications services have historically fallen and we expect this trend to continue. Consequently, we cannot predict to what extent we may need to reduce our prices to remain competitive or whether we will be able to sustain future pricing levels as our competitors introduce competing services or similar services at lower prices. Our failure to achieve or sustain market acceptance at desired pricing levels could impair our ability to generate revenues, which would harm our business, financial condition and operating results.

WE INTEND TO RELY UPON SEVERAL UNAFFILIATED, THIRD PARTY COMPANIES FOR COMPUTER EQUIPMENT AND SOFTWARE, NETWORK SERVICES, COMPONENT PARTS, MANUFACTURING, SYSTEMS INTEGRATION AND OPERATIONAL ASPECTS OF OUR BUSINESS. OUR INABILITY TO MAINTAIN RELATIONSHIPS WITH, OR THE LOSS OF ONE OR MORE OF THESE UNAFFILIATED COMPANIES, OR THE FAILURE OF THEIR SUBCONTRACTORS OR SUPPLIERS TO MEET OUR OPERATIONAL REQUIREMENTS MAY FORCE US TO REDUCE OR ELIMINATE EXPENDITURES FOR DEVELOPING OUR INFRASTRUCTURE, RESEARCH AND DEVELOPMENT, MARKETING OF OUR PRODUCT OR OTHERWISE CURTAIL OR DISCONTINUE OPERATIONS, ALL OF WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATION.

The Company intends to rely upon several unaffiliated, third party companies, for computer equipment and software, network and telecommunications services, component parts, manufacturing, systems integration and operational aspects of our business. This outsourcing strategy involves certain risks, including the potential lack of adequate capacity and reduced control over delivery schedules, manufacturing yield, quality, and costs. In the event that any significant subcontractor were to become unable or unwilling to continue to supply, manufacture or maintain our product or related services in the required volumes, we would have to identify and qualify acceptable replacements. Finding replacements could take time, and management cannot be sure that additional sources would be available on a timely basis. As a result, we are subject to the risk of interruptions in operations or supplies due to changes in market demand, servicing costs, and competitors' prices. Our ability to maintain relationships with, or the loss of, these unaffiliated companies, or the failure of their subcontractors or suppliers to meet our operational requirements may require us to reduce or eliminate expenditures for developing our infrastructure, research and development, marketing of our product or otherwise curtail or discontinue operations, all of which may have a material adverse affect on out business, financial condition and results of operations.

              Risks Relating To Doing Business In Foreign Countries
              -----------------------------------------------------

MONOPOLISTIC TELEPHONE PROVIDERS IN FOREIGN COUNTRIES MAY CHARGE US ARTIFICIALLY HIGH RATES OR DEMAND TERMS THAT ARE UNSATISFACTORY, ALL OF WHICH MAY MAKE OUR EFFORT TO PROVIDE SERVICE IN SUCH COUNTRIES UNPROFITABLE.

In many foreign jurisdictions in which we plan to conduct business, the primary provider of significant in-country transmission facilities is the national telephone company, which may be the only provider in that country. As a result, we may have to lease transmission capacity or other services at artificially high rates from such a monopolistic provider, and we may not be able to generate a profit on those calls. In addition, national telephone companies may not be required by law to lease necessary services to us or, if applicable law requires national telephone companies to lease facilities to us, we may encounter delays in negotiating leases and interconnection agreements and commencing operations. Additionally, disputes may result with respect to pricing, billing or other terms of these agreements, and these disputes could affect our ability to commence operations or continue to operate in these countries.

REGULATION OF INTERNET TELEPHONY OUTSIDE THE U.S. VARIES FROM COUNTRY TO COUNTRY. WE CANNOT PREDICT HOW A REGULATORY OR POLICY CHANGE IN A PARTICULAR COUNTRY MIGHT AFFECT THE FUTURE PROVISION OF OUR SERVICES. SUCH REGULATORY UNCERTAINTY COULD ADVERSELY IMPACT OUR ABILITY TO PROVIDE INTERNET TELEPHONY SERVICES IN A NUMBER OF FOREIGN COUNTRIES.

Some foreign countries currently impose little or no regulation on Internet telephony services, as in the United States. Other countries, including those in which the governments prohibit or limit competition for traditional voice telephony services, generally do no permit Internet telephony services or strictly limit the terms under which those services may be provided. Still other countries regulate Internet telephony services like traditional voice telephony services, requiring Internet telephony companies to make universal service contributions and pay other taxes. While some countries subject Internet telephony providers to strict regulations, others have moved towards liberalization of the Internet telephony providers sector and have lifted bans on provision of Internet telephony services. We cannot predict how a potential regulatory or policy change in a particular country might affect the future provision of our services. This regulatory uncertainty could adversely impact our ability to provide Internet telephony services in foreign countries.

OUR PLANNED EXPANSION IN INTERNATIONAL MARKETS IS SUBJECT TO A VARIETY OF RISKS ASSOCIATED WITH CONDUCTING BUSINESS INTERNATIONALLY, ANY OF WHICH COULD SERIOUSLY HARM OUR BUSINESS, FINANCIAL CONDITION, AND RESULTS OF OPERATIONS.

Our initial efforts, with respect to the FoneFriend product, are subject to a variety of risks associated with conducting business internationally, any of which could seriously harm our business, financial condition, and results of operation. The risks include: (1) import or export licensing and product certification requirements; (2) tariffs, duties, price controls or other restrictions on foreign currencies or trade barriers imposed by foreign countries, especially on technology; (3) potential adverse tax consequences, including restrictions on repatriation of earnings; (4) seasonal reductions in business activity in certain parts of the world; (5) fluctuations in foreign currency exchange rates, which could make our product relatively more expensive in foreign markets; (6) changes in regulatory requirements; (7) burdens of complying with and enforcing a wide variety of foreign laws, particularly with respect to intellectual property and license requirements; (8) difficulties and costs of staffing and managing foreign operations; (9) political instability; and (10) the impact of recessions in economies outside of the United States. There can be no assurance that fluctuating international market factors will not adversely effect our plan to implement operations in such markets.

 Risks Relating To Our Common Stock And The Equity Line Of Credit With Dutchess
 ------------------------------------------------------------------------------

OUR COMMON STOCK PRICE HAS BEEN AND MAY CONTINUE TO BE VOLATILE AND YOU MAY FIND IT DIFFICULT TO SELL YOUR SHARES FOR A PROFIT.

The trading price of our common stock has been and is likely to continue to be highly volatile. For example, during the 52-week period ended February 13, 2004, the closing price of our common stock ranged from $0.13 to $4.00 per share. Our stock price could be subject to wide fluctuations in response to factors such as:

o    actual  or  anticipated  variations  in  quarterly  operating  results;
o announcements of technological innovations, new products or services by us or our potential competitors;
o changes in our financial estimates or recommendations by securities analysts regarding us or our potential competitors;
o the addition or loss of strategic relationships or relationships with our potential customers, partners or consultants;
o announcements by us or our potential competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
o    legal,  regulatory  or  political  developments;
o    additions  or  departures  of  key  personnel;
o    sales  of  our  common  stock  by  insiders  or  stockholders;  and
o    general  market  conditions.

In  addition,  the  stock  market  in general, and the Over-The-Counter Bulletin
Board, as well as the market for Internet telephony services and telecommunications related companies have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors may reduce our stock price, regardless of our operating performance.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THIS OFFERING.

The sale of shares pursuant to our Investment Agreement with Dutchess may have a dilutive impact on our shareholders. As a result, our potential net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price at the time we exercise our "put" options, the more shares we will have to issue to Dutchess to draw down on the full equity line with Dutchess. If our stock price decreases, then out existing stockholders would experience greater dilution.

DUTCHESS WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK WHICH MAY CAUSE OUR STOCK PRICE TO DECREASE.

Pursuant to our Investment Agreement, we will issue our common stock at a 6% discount to the lowest closing bid price of our common stock during the five day period following our notice to Dutchess of our election to exercise our "put" right. These discounted sales could cause the price of our common stock to decline.

OUR COMMON STOCK IS A "PENNY STOCK," AND COMPLIANCE WITH REQUIREMENTS FOR DEALING IN PENNY STOCKS MAY MAKE IT DIFFICULT FOR HOLDERS OF OUR COMMON STOCK TO RESELL THEIR SHARES.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to:

o    deliver  a  standardized  risk  disclosure  document  prepared  by the SEC;
o provide the customer with current bid and offer quotation for the penny stock;
o explain the compensation of the broker-dealer and its salesperson in the transaction;
o provide monthly account statements showing the market value of each penny stock held in the customer's account;
o make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's approval; and
o    provide  a  written  agreement  for  the  transaction.

These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP.

Our common stock trades on the Over-The-Counter Bulletin Board. Our common stock is thinly traded compared to larger, more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

WE HAVE NEVER PAID DIVIDENDS ON OUR COMMON STOCK AND YOU MAY NEVER RECEIVE DIVIDENDS. THERE IS A RISK THAT AN INVESTOR IN OUR COMPANY WILL NEVER SEE A RETURN ON INVESTMENT AND THE STOCK MAY BECOME WORTHLESS.

We have never paid dividends on our common stock. We intend to retain earnings, if any ever arise, to finance the development and expansion of our business. Future dividend policy will be at the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents, which may be executed by us in the future. Therefore, there can be no assurance that cash dividends of any kind will ever be paid. If you are counting on a return on your investment in the common stock, the shares are a risky investment.

        Risks Relating To Our Relationship With FoneFriend Systems, Inc.
        ----------------------------------------------------------------

THE PATENTS, SERVICE MARKS, TRADEMARKS, TRADE SECRETS AND OTHER INTELLECTUAL PROPERTY RIGHTS LICENSED FROM FONEFRIEND SYSTEMS, INC. ("FSI") ARE CRUCIAL TO OUR SUCCESS. IF FSI DEFAULTS IN ITS OBLIGATIONS TO GIVE SUPPORT TO THE FONEFRIEND TECHNOLOGY, WE MAY NOT SUCCEED OR BE FORCED TO FIND AN ALTERNATIVE INTERNET VOICE TRANSMISSION DEVICE OR TECHNOLOGY AT A PROHIBITIVE COST. IN ADDITION, THE TWO FSI PRINCIPALS HAVE INFORMED US THAT THEY MAY NOT CONTINUE THEIR ASSOCIATION WITH EACH OTHER, WHICH COULD CAUSE SIGNIFICANT COMMERCIAL DAMAGE TO OUR COMPANY.

We regard FSI's patents, service marks, trademarks, trade secrets and other intellectual property as crucial to our success. If FSI defaults in its obligations to give support to the FoneFriend technology, we may not succeed or be forced to find an alternative Internet device or technology, which could be prohibitively expensive. FSI founders, Mr. John Wimsatt and Dr. Faramarz Vaziri, have informed us that they may not continue their association with each other. If further difficulties arise between the two principals, it may cause significant economic or commercial damage to our Company.

FSI HAS GRANTED AND MAY CONTINUE TO GRANT ADDITIONAL LICENSES OF ITS TECHNOLOGY TO ONE OR MORE THIRD PARTIES AND/OR POTENTIAL COMPETITORS, WHICH MAY ADVERSELY IMPACT OUR BUSINESS AND OUR POTENTIAL TO CAPTURE ANY MARKET SHARE IN THE INTERNET TELEPHONY MARKETPLACE.

FSI informs us that, presently, we are the only licensee of the FoneFriend technology in the world. However, FSI has the right to grant other licenses at any time, if it desires to do so. If FSI does grant additional licenses of the FoneFriend technology, this may adversely impact our business and our potential to capture any market share in the Internet telephony marketplace. We are aware of two companies who have each tendered a substantial sum of money for a license or other right to use or market the FoneFriend technology. Both of these companies, Iglo-Tel, Inc. (a U.S. company), and Credit Phone International (an Italian company), have defaulted on and lost their licenses issued by FSI. Should either of these companies re-instate their license with FSI, this could adversely impact our exploitation of the Internet telephony business with FoneFriend technology.

OUR CONTRACTS WITH DR. FARAMARZ VAZIRI AND WINSONIC HOLDINGS, LTD., FOR TECHNICAL SUPPORT SERVICES RELATING TO THE FONEFRIEND TECHNOLOGY ARE PRESENTLY IN DEFAULT, ALTHOUGH THE PARTIES CONTINUE TO NEGOTIATE IN GOOD FAITH TO RESOLVE ALL ISSUES OF CONTENTION. WE BELIEVE THAT IT IS CRUCIAL TO OUR SUCCESS TO RETAIN THE SERVICES OF DR. FARAMARZ VAZIRI, WHO IS THE INVENTOR OF THE FONEFRIEND TECHNOLOGY AND CO-FOUNDER OF FONEFRIEND SYSTEMS, INC., THE PATENT HOLDER, AND TO MAINTAIN A GOOD WORKING RELATIONSHIP WITH WINSONIC HOLDINGS.

Our contracts with Dr. Faramarz Vaziri and Winsonic Holdings, Ltd., for technical support services relating to the FoneFriend technology are presently in default for lack of timely payments. However, the parties have continue to work and negotiate in good faith to resolve such default in anticipation of future payments conditioned upon the Company's receipt of proceeds from its Equity Line of Credit from Dutchess. We believe it is crucial to our success to retain the services of Dr. Faramarz Vaziri, who is the inventor of the FoneFriend technology and co-founder of FoneFriend Systems, Inc., the patent owner and licensor of the technology rights to the Company. In addition, it would be expensive to obtain alternative services currently provided by Winsonic Holdings, Ltd. However, we have been able to maintain a good working and professional relationship with Dr. Vaziri, who is our senior technology consultant and Winston Johnson, who is the president of Winsonic Holdings and our chief technology consultant.

THE UNAUTHORIZED USE OF OUR INTELLECTUAL PROPERTY BY THIRD PARTIES MAY DAMAGE OUR BUSINESS AND HINDER OUR EFFORTS TO ESTABLISH A BRAND NAME FOR OUR PRODUCT. IN ADDITION, PROSECUTING CLAIMS OR DEFENDING AGAINST INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS COULD BE EXPENSIVE TO FSI, AND COULD DISRUPT OUR BUSINESS.

We rely on trademark and copyright law, trade secret protection and confidentiality agreements with our employees, partners potential third party suppliers and others to protect our intellectual property rights licensed from FSI. Despite our precautions, it may be possible for third parties to obtain and use our intellectual property without authorization. Furthermore, the laws of some foreign countries may not protect intellectual property rights to the same extent as do the laws of the United States. The unauthorized use of our intellectual property by third parties may damage our business and hinder efforts or all together prevent us from establishing a brand name or product recognition for our product and services. In addition, defending against intellectual property infringement claims could be expensive to FSI, and could disrupt our business. In addition, successful infringement claims against FSI may result in substantial monetary liability or may materially disrupt the conduct of our business.

OUR SOLE PROPRIETARY RIGHTS ARE REPRESENTED BY OUR ACQUIRED INTEREST IN THE FONEFRIEND TECHNOLOGY AND ITS NAME. THE COSTS OF OBTAINING AND ENFORCING PATENTS AND TRADEMARKS AND OF PROTECTING OUR LICENSED PROPRIETARY TECHNOLOGY (IN CONTRAST TO THE COSTS TO FSI WITH RESPECT TO SUCH TECHNOLOGY) MAY INVOLVE A SUBSTANTIAL COMMITMENT OF OUR RESOURCES AND DIVERT RESOURCES FROM OUR OTHER OPERATIONS.

We own no proprietary rights other than our acquired interest in the FoneFriend technology and its name which we obtained through our license agreement with FSI. The key FoneFriend technologies acquired by us are described in the U.S. and international patent applications by FSI to the U.S. Patent and Trademark Office ("PTO"). These patents make approximately 60 separate claims, the most significant of which are: (1) the ability to switch from the PSTN to the Internet without making an initial PSTN toll connection; (2) utilizing a proprietary server and telephone numbers to make an Internet call connection, and (3) the dynamic packet adjustment features utilized by the Internet phone network. To date, and to the best of our knowledge, FSI has had no opposing claims filed with the PTO or received any other opposing claims. The costs of obtaining and enforcing patents and trademarks and of protecting proprietary technology may involve a substantial commitment of our resources and divert resources from our other operations. Infringement claims against us, even if without merit, may be time-consuming, result in costly litigation, or require us to enter into royalty or licensing agreements that may or may not be available on terms acceptable to us. There can be no assurance that (i) litigation will not be commenced seeking to challenge our or our licensors' patents or that such challenges will not be successful, (ii) processes or products of ours do not or will not infringe upon the patents or copyrights of third parties, (iii) the scope of patents that will be licensed to us will successfully prevent third parties from developing similar or competitive products, or (iv) that we or our licensors' patents or patent applications will issue or, if issued, will not be reexamined, opposed, challenged, invalidated or circumvented, or that the rights granted thereunder will provide sufficient protection or competitive advantages to us.

                       Certain Legal And Regulatory Risks
                       ----------------------------------

THE LEGAL AND REGULATORY ENVIRONMENT RELATED TO OUR BUSINESS IS UNCERTAIN AND CHANGING RAPIDLY, AND IT COULD NEGATIVELY IMPACT OUR PROPOSED BUSINESS. NEW REGULATIONS COULD INCREASE OUR ANTICIPATED COSTS OF DOING BUSINESS AND PREVENT US FROM DELIVERING OUR PRODUCT AND SERVICES IN PARTICULAR MARKETS, WHICH WOULD ADVERSELY AFFECT OUR POTENTIAL CUSTOMER BASE AND OUR REVENUE. IN ADDITION, THE GROWTH OF THE INTERNET MAY BE SIGNIFICANTLY SLOWED BY NEW REGULATIONS, WHICH COULD DELAY GROWTH IN DEMAND FOR OUR PRODUCT AND SERVICES. FURTHER, REGULATORY TREATMENT OF INTERNET TELEPHONY OUTSIDE THE UNITED STATES VARIES FROM COUNTRY TO COUNTRY AND IS SUBJECT TO CHANGE.

The legal and regulatory environment related to our business is uncertain and changing rapidly, and it could negatively impact our proposed plan of business. New regulations could increase our anticipated costs of doing business and prevent us from delivering our product and services in particular markets, including foreign countries and over the Internet, which would adversely affect our potential customer base and our revenue. In addition, the growth of the Internet may be significantly slowed by new regulations, which could delay growth in demand for our product and services. Further, regulatory treatment of Internet telephony outside the United States varies from country to country and is subject to rapid changes which may or may not be favorable to our intended plan of business. We cannot predict how the laws and regulations will develop with regard to Internet telephony. New laws and regulations may address issues that include:

o    sales  and  other  taxes;
o    interstate  access  charges;
o    user  privacy
o    pricing  controls;
o    characteristics  and  quality  of  products  and  services;
o    consumer  protection;
o contributions to the Universal Service Fund, which is funded by telecommunications carriers for the purpose of supporting local telephone service in rural and high cost areas;
o    cross-border  commerce;
o    copyright,  trademark  and  patent  infringement;  and
o    other  claims  based  on  the  nature  and  content  of Internet materials.

To date, governmental regulations have not materially restricted use of the Internet in Internet telephony markets. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. On April 10, 1998, the FCC issued a Report to Congress indicating its intent to regulate certain Internet service providers that use Internet protocols to provide Internet telephony as subject to telecommunications regulation. According to the FCC, Internet phone-to-phone services bear the characteristics of telecommunications, not of an enhanced information service, which has been historically exempt from the payment of access charges to local exchange carriers for originating and terminating calls over the public switched telephone network. While neither Congress nor the FCC has yet formally adopted laws or regulations based on the 1998 FCC Report, several Bell Operating Companies have acted to apply access charges to Internet telephony providers.

THE LAW RELATING TO THE LIABILITY OF ONLINE SERVICES COMPANIES AND INTERNET ACCESS PROVIDERS FOR DATA AND CONTENT CARRIED ON OR DISSEMINATED THROUGH THEIR NETWORKS IS CURRENTLY UNSETTLED.

It is possible that claims could be made against online services companies and Internet access providers under United States and/or foreign law for defamation, negligence, copyright or trademark infringement, or other theories based on data or content disseminated through their networks, even if a user independently originated this data or content. Several private lawsuits seeking to impose liability on online services companies and Internet access providers have been filed in U.S. and foreign courts. While the United States has passed laws protecting Internet access providers from liability for actions by independent users in limited circumstances, this protection may not apply in any particular case at issue. In addition, some countries, such as China, regulate or restrict the transport of voice and data traffic in their jurisdiction. The risk to us, as an Internet access provider, of potential liability for data and content carried on or disseminated through our system could require us to implement measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue some of our services. Our ability to monitor, censor or otherwise restrict the types of data or content distributed through our network is limited. Failure to comply with any applicable law or regulations in particular jurisdictions could result in fines, penalties or the suspension or termination of our services in these jurisdictions. The negative attention focused on liability issues as a result of these lawsuits and legislative proposals could adversely the growth of public Internet use. The imposition of any liability could harm our business and prospects.

THE FCC AND STATE REGULATIONS MAY LIMIT THE SERVICES WE CAN OFFER AND RESTRICT OUR INTENDED OPERATION AND DEVELOPMENT OF OUR BUSINESS.

Our intended Internet telephony operations are not currently subject to direct regulation by the FCC or any federal, state or local governmental agency, other than regulations applicable to businesses generally. However, the FCC recently indicated that the regulatory status of some services offered over the Internet may have to be re-examined. New laws or regulations relating to Internet services, or existing laws found to apply to them, may have a material adverse effect on our intended plan of business, financial condition or results of operations.

Our planned provision of Internet telephony services could become subject to significant regulation at the federal, state and local levels. The costs of complying with these regulations and the delays in receiving required regulatory approvals or the enactment of new adverse regulation or regulatory requirements may have a material adverse effect on our business, financial condition and operating results.

We cannot assure you that the FCC or state commissions will continue to refrain from taking regulatory action against us upon commencement of our business. If they do, we must fully comply with the rules of the FCC or state regulatory agencies, or face challenges to our authority to do business. Such challenges could cause us to incur substantial legal and administrative expenses.

OUR DIRECTORS AND OFFICERS ARE INDEMNIFIED AGAINST CERTAIN LIABILITIES THAT THEY MAY INCUR IN CONNECTION WITH ACTIONS TAKEN ON OUR BEHALF. SUCH INDEMNIFICATION COULD REDUCE THE LEGAL REMEDIES AVAILABLE TO US AND OUR SHAREHOLDERS AGAINST OUR DIRECTORS AND OFFICERS ARISING OUT OF THEIR ACTIONS.

We have executed indemnification agreements that will indemnify each director and officer against certain liabilities that they may incur, and, in addition, our By-Laws provide that our directors and officers are indemnified against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, to the fullest extent provided by the law of the State of Delaware. Each of these measures could reduce the legal remedies available to us and our shareholders against such individuals.

WE DO NOT HAVE PRODUCT LIABILITY INSURANCE AND, AS A RESULT, WE COULD BE SUBJECTED TO CLAIMS FOR PRODUCT LIABILITY RESULTING FROM THE USE OF OUR PRODUCTS.

We do not have product liability insurance and, as a result, we could be subjected to claims for product liability resulting from the use of our products. In the event product liability claims are filed, they could have a material adverse effect on our financial condition and on the marketability of any affected products. Although we intend to acquire adequate liability insurance, the cost of such insurance may be prohibitive and we may not be able to purchase such insurance. Even if we do purchase the insurance, there is no assurance that any potential claims will not exceed the insurance coverage or that all claims will be within the coverage afforded.

                              Other Business Risks
                              --------------------

INTERNET TELEPHONY IS AT AN EARLY STAGE OF DEVELOPMENT, AND IT IS DIFFICULT TO PREDICT THE SIZE OF THIS MARKET AND ITS GROWTH RATE. WE BELIEVE THAT OUR INTENDED BUSINESS WILL NOT GROW WITHOUT INCREASED USE OF THE INTERNET. DEMAND AND MARKET ACCEPTANCE FOR RECENTLY INTRODUCED PRODUCTS AND SERVICES OVER THE INTERNET ARE STILL UNCERTAIN. THE INTERNET MAY NOT PROVE TO BE A VIABLE COMMERCIAL MARKETPLACE FOR A NUMBER OF REASONS, ANY OF WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

Internet telephony is at an early stage of development, and it is hard to predict the size of this market and its growth rate. We believe that our intended business will not grow without increased use of the Internet. Demand and market acceptance for recently introduced products and services over the Internet are still uncertain. We cannot predict whether potential customers will be willing to shift their traditional international or long distance calling activities to an Internet based solution like we intend to offer. The Internet may not prove to be a viable commercial marketplace for a number of reasons, including:

o    concerns  about  security;
o    Internet  congestion;
o    inconsistent  service;  and
o    lack  of  cost-effective,  high-speed  access.

If the use of the Internet as a commercial marketplace does not continue to grow, we may not be able to grow our customer base, which could prevent us from increasing revenues or achieving profitability.

OUR BUSINESS PROSPECTS MAY SUFFER IF WE ARE NOT ABLE TO KEEP UP WITH THE RAPID TECHNOLOGICAL DEVELOPMENTS IN OUR INDUSTRY.

The communications industry is subject to rapid and significant technological changes, such as continuing developments of alternative technologies for providing high-speed voice communications. We cannot predict the effect of technological changes on our intended plan of business. We may rely in part on third parties, including some of our potential competitors, for the development of and access to communications technologies. We expect that new services and technologies applicable to our proposed markets will emerge. New products and technologies may be superior and/or render obsolete the products and technologies that we currently intend to use to deliver our services. Our future success will depend, in part, on our ability to anticipate and adapt to technological changes and evolving industry standards. We may be unable to obtain access to new technologies on acceptable terms or at all, and we may be unable to obtain access to new technologies and offer services in a competitive and/or efficient manner. Any new products and technologies may not be compatible with our technologies and intended business plan. We believe that the global communications industry should set standards to allow for the compatibility of various products and technologies. The industry, however, may not set standards on a timely basis or at all.

WE  DEPEND  ON  THE  SERVICES OF OUR SENIOR MANAGEMENT TEAM AND KEY CONSULTANTS.

Our future success depends to a significant extent on the continued services of our senior management, particularly Jackelyn Giroux, our President, and Gary A. Rasmussen, our business consultant, as well as Dr. Faramarz Vaziri, our technology consultant. The loss of the services of any of these executives or consultants, or any other present or future key employee, could have a material adverse effect on the management of our intended business. We do not maintain "key person" life insurance for any of our personnel or consultants.

COMPETITION  FOR  HIGHLY-SKILLED  PERSONNEL  IS  INTENSE  AND THE SUCCESS OF OUR
FUTURE BUSINESS DEPENDS ON OUR ABILITY TO ATTRACT, RETAIN AND MANAGE KEY PERSONNEL.

The success of our future business depends on our continuing ability to attract, retain and motivate highly-skilled employees. As we start to grow, we will need to hire additional personnel in all areas. Competition for personnel throughout the voice communications industries is intense. We may be unable to attract or retain key employees or other highly qualified employees in the future. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If we do not succeed in attracting sufficient new personnel or retaining and motivating our current personnel, our ability to provide our services could be adversely affected.

OUR PRINCIPAL STOCKHOLDERS CONTROL OUR BUSINESS AFFAIRS IN WHICH CASE YOU WILL HAVE LITTLE OR NO PARTICIPATION IN OUR BUSINESS AFFAIRS.

Currently, our principal stockholders, Jackelyn Giroux, Gary A. Rasmussen and Dennis Johnston, own or control approximately 43.5% of our common stock. In addition, the Company's agreements with Jackelyn Giroux and Gary A. Rasmussen, as amended, contain anti-dilution clauses which entitle them to maintain their equity positions in the Company at 21.2% and 25%, respectively. As a result, these individuals, have significant influence over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, they are able to elect all of the members of our Board of Directors, which allows them to significantly control our affairs and management. They are also able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders. Accordingly, you will be limited in your ability to affect change in how we conduct our business.

OUR INABILITY TO DEVELOP OR FINANCE STRATEGIC ALLIANCES OR ACQUISITIONS NEEDED TO COMPLEMENT OUR INTENDED PLAN OF BUSINESS COULD IMPEDE OUR ABILITY TO EXPAND AND HARM OUR FUTURE BUSINESS.

As part of our growth strategy, we may seek to develop strategic alliances and to make investments or acquire assets or other businesses that will relate to and complement our intended plan of business. We are unable to predict whether or when any strategic alliance will occur or the likelihood of a material transaction being completed on favorable terms and conditions. Our ability to finance acquisitions and strategic alliances may be constrained by our degree of leverage at the time of such acquisition.

We cannot assure you that any acquisition will be made or that we will be able to obtain the funds necessary to finance the costs associated with any such acquisition. We currently have no definitive agreements with respect to any material acquisition, although from time to time we may have discussions with other companies and assess strategic alliances and acquisition opportunities on an ongoing basis. However, there can be no assurance that we will complete successfully any or all of the such activities being contemplated or what the consequences thereof would be.

                                USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive proceeds from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Dutchess under the Investment Agreement. The purchase price of the shares purchased under the Investment Agreement will be equal to 94% of the lowest closing bid price of our common stock on the Over-The-Counter Bulletin Board for the five days immediately following the date of our notice of election to exercise our put.

For illustrative purposes, we have set forth below our intended use of proceeds for the range of net proceeds indicated below to be received under the Investment Agreement. The table assumes estimated offering expenses of $25,000.

                                              Proceeds              Proceeds
                                              If 100% Sold          If 50% Sold
                                              ------------          -----------
Gross  Proceeds                               $  3,000,000          $ 1,500,000
Estimated remaining accounting,
legal and associated expenses
of Offering                                   $     25,000          $    25,000
                                              ------------          -----------
Net Proceeds                                  $  2,975,000          $ 1,475,000
                                              ============          ===========
                                                 Use of                Use of
                                                Proceeds              Proceeds
                                              ------------          -----------
Deployment of Technology & Infrastructure     $    600,000          $   300,000
Product Inventory & Manufacturing             $    600,000          $   600,000
General Marketing                             $  1,000,000          $   300,000
Working capital and general corporate
expense                                       $    775,000          $   275,000
                                              ------------          -----------
                                              $  2,975,000          $ 1,475,000
                                              ============          ===========

The amounts set forth above indicate our proposed use of the proceeds we may receive from our equity credit line with Dutchess. However, our actual expenditures may vary substantially depending on various factors, many of which cannot be predicted at this date. Accordingly, we reserve the right to reallocate all or a substantial portion of any part of the proceeds as our management deems appropriate to meet future business conditions.

Proceeds of the offering which are not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds and other high-grade short-term interest-bearing investments.

                        DETERMINATION OF OFFERING PRICE

The shares of common stock are being offered for sale by the selling stockholders at prices established on the Over-The-Counter Bulletin Board or in negotiated transactions during the term of this offering. These prices will fluctuate based on the demand for the shares.

                                    DILUTION

Our net tangible book value as of December 31, 2003 was $880,238 or $.092 per share of common stock. Net tangible book value is determined by dividing our tangible book value (total tangible assets less total liabilities and preferred stock) by the number of outstanding shares of our common stock. However, subsequent to December 31, 2003, we issued an additional 9,628,444 shares of common stock and no longer have any preferred stock outstanding. As of February 12, 2004, we had a total of 19,184,444 shares of common stock outstanding and no shares of preferred stock outstanding. Accordingly, our "pro forma" book value per share of common stock, adjusted as of December 31, 2003, would be about $.046.

Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under our Investment Agreement with Dutchess. Higher offering prices result in increased dilution to new investors. The amount of dilution will depend on the offering price and number of shares to be issued under the Investment Agreement.

For example, if we were to issue 15,000,000 shares of common stock under the Investment Agreement at an assumed average offering price of $.20 per share (less offering expense of $25,000, or a net of $2,975,000), plus an additional 700,000 shares issued to Compass Capital at an assumed price of $.20 per share (increasing our book value by $140,000) our pro forma book value adjusted as of December 31, 2003, would have been $3,996,058, or about $.115 per share (assuming a total of 34,884,444 shares of common stock outstanding after this offering). This example would represent an immediate increase in our pro forma book value to our existing shareholders of $.069 per share and an immediate dilution to new shareholders of about $.085 per share, or 42.5%.

The  following  table  illustrates the per share dilution based on this example:

Assumed Average Offering Price Per Share                                   $.200
Net Tangible Book Value Per Share Before This Offering (1)                 $.046
Increase  Attributable  To  New Investors (2)                              $.069
                                                                           -----
Net Tangible Book Value Per Share After This Offering                      $.115
                                                                           -----
Dilution Per Share To New Shareholders                                     $.085
                                                                           =====

___________
(1) Assumes a pro forma adjusted book value of $881,058 on December 31, 2003, and 19,184,444 shares of common stock outstanding, and no shares of preferred stock outstanding, as of February 26, 2004.

(2) Assumes a net increase of $3,115,000 in pro forma adjusted book value (attributable to new shares issued to Dutchess and Compass Capital) and 34,884,444 shares outstanding after this offering.

The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share assuming the Company receives the maximum amount of proceeds from the Investment Agreement with Dutchess and at various assumed trading prices (i.e., 94% of the lowest closing prices during the applicable five day pricing period):

Assumed  Per  Share        Number  Of                    Dilution  Per  Share
Offering  Price            Shares  To Be Issued (1)      To New Investors (2)(3)
-------------------        ------------------------      -----------------------
     $ .05                    60,000,000                    $.00
     $ .10                    30,000,000                    $.02
     $ .15                    20,000,000                    $.05
     $ .20                    15,000,000                    $.09
     $ .25                    12,000,000                    $.12
     $ .30                    10,000,000                    $.17
     $ .40                     7,500,000                    $.25
     $ .50                     6,000,000                    $.35
     $ .75                     4,000,000                    $.58
     $1.00                     3,000,000                    $.83

_______________
(1) We currently have no intent to exercise the put right in a manner that would result in the issuance of more than 15,000,000 shares, but if we were to exercise the put right in such a way that would exceed 15,000,000 shares, we would be required to file another registration statement in order to register additional shares.

(2) Assumes a pro forma, net tangible book value of $881,058, or $.046 per share (adjusted for 19,184,444 shares outstanding) before this offering, and a pro forma, net tangible book value of $3,856,058 after this offering.

(3)  Assumes  that  Compass  Capital is issued 700,000 shares at $.20 per share.


                                    BUSINESS

ORGANIZATION

FoneFriend, Inc. ("FoneFriend" or the "Company") is a development stage company which currently has no revenues. It was originally incorporated in 1992 in Delaware under the name Picometrix Inc., doing business in an industry other than internet telephony. Soon thereafter it became a publicly traded company. In 1997 it merged with another business and changed its name to Universal Broadband Networks Inc. ("UBN"), whose primary business was microwave technology. On October 31, 2000, UBN filed a voluntary petition for reorganization pursuant to Chapter 11, Title 11 of the United States Code, 11 U.S.C. 101 et seq., in the United States Bankruptcy Court for the District of Eastern California. Pursuant to an Amended and Restated Plan of Merger dated as of June 12, 2002, between FoneFriend, Inc. a Nevada corporation founded in April, 2001 ("FoneFriend Nevada") and UBN, which was approved by the Bankruptcy Court on November 21, 2002, UBN completed its acquisition of all the assets of FoneFriend Nevada. Subsequent to this acquisition, FoneFriend Nevada was dissolved and UBN, a Delaware corporation, changed its name to FoneFriend Inc. ("FoneFriend Delaware" or the "Company"). Shares of FoneFriend's common stock are currently quoted in the Over-The-Counter Bulletin Board market under the stock symbol "FFRD." The Company maintains its corporate office in the State of California at 14545 Friar Street, Suite 103, Van Nuys, California 91411. The Company's telephone number is: (818) 376-1616, and the fax number is: (760) 454-2392. The corporate e-mail address is: mail@fonefriend.biz.

Pursuant  to  the  express  terms  of  the  Plan  of  Merger:

1. All of UBN's previously issued and outstanding shares of capital stock were cancelled and extinguished and the stockholders of UBN prior to the Merger shall have no further interest or rights in UBN.
2. The Company issued 2,200,000 shares of newly created common stock in favor of FoneFriend Nevada, in exchange for all of FoneFriend Nevada's assets and 115,750 shares of newly created common stock in favor of a Liquidating Trust. As a result, the Company had a total of 2,315,750 shares of newly created common stock issued and outstanding of which former shareholders of the dissolved FoneFriend Nevada own ninety-five percent (95%) and J. Michael Issa, Esq., as Trustee of the Liquidating Trust (which was created under the Plan), owns five percent (5%). The Liquidating Trust was granted an option for a period of one year from the commencement of trading in the stock of the Company to sell its shares back to the Company for $3 Million, subject to the Company having sufficient capital surplus at the time the option is exercised.
3. FoneFriend Nevada's management distributed the Company's shares received, to its shareholders, on a pro-rata basis. Each shareholder of FoneFriend Nevada received one (1) share of the Company's common stock for every four
     (4)  shares  of  FoneFriend  Nevada  common  stock  held  by  him  or  her.
4. Immediately subsequent to the merger, the Company authorized and issued of 820,361 shares of a newly created Series A Preferred Stock (each share of which is convertible into one share of common stock) to those FoneFriend Nevada shareholders who held shares of preferred stock prior to the merger.
5. The Company then issued additional shares of common stock to various personnel in management and consultant positions in order to hire and/or retain their services.

     Following the merger transaction on November 21, 2002, and pursuant to the Plan of Merger, the Company had 7,646,000 shares of common stock and 820,361 shares of Series A preferred stock (convertible into common stock on a one for one basis) issued and outstanding.

6. As of February 12, 2004, the Company has 19,184,444 shares of common stock outstanding and no shares of preferred stock outstanding. On November 22, 2003, the 820,361 shares of Series A preferred stock were converted into shares of common stock pursuant to the provisions thereof.

PURPOSE AND GOAL

The Company is in the process of becoming a provider of Internet-based telecommunications services in the U.S. and worldwide by seizing on the current and future opportunities in Voice-over-Internet-Protocol ("VoIP") telephony technology and voice-data integrated communications services in the e-commerce market place.

The management believes it has the vision, insight, and expertise to develop a unique, highly profitable venture in the Internet telephony marketplace. The Company seeks to raise additional capital, using this Registration Statement for funding its continued operation, as well as its growth/capital needs. Subsequent to this Offering, the Company may raise additional funding through succeeding public offerings of its securities, or other sources of private capital and/or debt financing, in the event a further need is discerned.

BUSINESS OF THE COMPANY

OVERVIEW

The primary business of the Company is to market an Internet telephony device and related services to consumers and businesses worldwide, called the "FoneFriend." The underlying technology of the FoneFriend device has been licensed by the Company from FoneFriend Systems, Inc., and will enable the Company's subscribers to make and receive unlimited, long-distance telephone calls over the Internet by using their standard residential telephone set (without the need for a computer or any software), for a low monthly fee of $9.95. Due to the low cost of transmitting calls over the Internet, the Company anticipates that it will realize significant profit margins in excess of those in the traditional telecommunications industry.

Once funding is obtained, the Company will focus its efforts towards establishing contractual relationships with third party suppliers to provide the infrastructure necessary to support operations of the FoneFriend product, suppliers to handle customer relationship management and product fulfillment, and the development and implementation of a high profile marketing campaign to advertise the FoneFriend product through direct response television marketing and coordinated radio and print advertising, to quickly penetrate targeted markets and create substantial consumer awareness, stimulating demand for the FoneFriend. Accordingly, the Company intends to allocate a large portion of the proceeds from the sale of its its common stock to fund marketing activities, to purchase infrastructure required to support the FoneFriend product, and corporate overhead.

In addition, information regarding the FoneFriend product can be viewed on the Internet at: "www.fonefriend.com", a web site that is currently maintained and operated by FoneFriend Systems, Inc. The Company has a conditional option to acquire all rights to this web site. No information contained on such web site shall constitute a part of this Registration filing.

TECHNOLOGY  LICENSE  AGREEMENT

Shortly after formation of FoneFriend Nevada in 2001, that company entered into a certain "Technology License Agreement", dated April 30, 2001, with FoneFriend Systems, Inc., a District of Columbia corporation ("FSI"), wherein it acquired a license to manufacture, market, sell and utilize in any manner, a proprietary, patented technology which is commonly referred as the "FoneFriend." Pursuant to said agreement, FSI agreed to provide selected support services, related to the operation of the FoneFriend product, as well as assist the Nevada company in arranging third party suppliers to provide infrastructure services for the FoneFriend product, such as internet service providers (ISP) and connectivity to long distance carriers to enable the FoneFriend product to place "gateway" type calls. Additionally, FSI agreed to provide access to its global network servers, which connect FoneFriend-to-FoneFriend calls over the Internet, and coordinate the manufacturing, procurement and quality assurance of the FoneFriend Internet telephone devices. This Technology License Agreement was among the assets of FoneFriend Nevada which were acquired by the Company for stock in a merger completed on November 21, 2002. The Company also has the right to develop its own brand of Internet telephony appliance using the licensed technology.

Further, predicated on the receipt of financing in the aggregate amount of $5 Million, the Company will have an irrevocable option to acquire FSI's right, title and interest in all other agreements (if any) that it has in place with other distributors and licensees for a one-time payment of $250,000. The Company believes this provision could provide a strategic marketing advantage in that it will allow the Company to coordinate all marketing activities of the FoneFriend, worldwide, and generate revenues from all other such distributors and licensees. Additionally, said option entitles the Company to acquire all rights to FSI's web site on the Internet, located at: www.fonefriend.com, for a
                                                       ------------------
one-time  payment  of  $250,000.

The "FoneFriend" product is an Internet "appliance" that will deliver high quality, low cost, voice communications services, including worldwide long-distance calling, conferencing, voice encryption, messaging, Internet faxing and various other value-added "e-commerce" services such as access to voice enabled web sites, etc.

PLEDGE  OF  FONEFRIEND  SYSTEMS  STOCK  FOR  BENEFIT  OF  INVESTORS

As part of its "Technology License Agreement" with FoneFriend Systems, Inc. ("FSI"), the Company acquired two hundred twenty five thousand (225,000) shares of common stock of FSI, which said agreement represents is approximately four and one-half percent (4.5%) of FSI's total authorized and outstanding common stock. The Company's Board of Directors has previously agreed to pledge these shares of FSI for the benefit and protection of investors who purchased shares of FoneFriend Nevada's common stock under its previous private offering, in the event of liquidation. This pledge will terminate at such time as the Company has attained a positive cash flow for two consecutive calendar quarters.

PENDING  STRATEGIC  AGREEMENTS

The Company is in negotiations with several knowledge-based, customer relationship management firms that can fulfill the Company's requirements for customer service, product fulfillment, and telemarketing support

The Company has recently entered into a letter of intent to joint venture with Credit Phone International, S.r.i, and two consultants to provide customer support services to FoneFriend customers in Europe, including the billing of the minutes and customer service.

The Company has a contract with former NBA champion basketball star and Gold Medal recipient, Spencer Haywood, to help market and promote visibility of the FoneFriend product through its corporate video and planned television commercials.

The Company is negotiating with several direct response advertising agencies that are considered the best and that offer full service direct response television advertising. We also are looking at agencies that specialize in creative production, media and integrated marketing. The Company's potential arrangement with these companies will include the production and marketing of its television commercials for the "FoneFriend" product and services, as well as the coordination, purchase and selection of media airtime for the Company's direct response, television marketing campaign. As these agreements are pending, however, there can be no assurance that they will ever materialize.

INTERNET  TELEPHONY  INDUSTRY  BACKGROUND

In the past few years, the development of the Internet and the World-Wide Web has been one of the most dynamic, and exciting areas of business and technology development in the history of mankind. The opportunities for business and technology creators are vast.

The VoIP industry has grown dramatically from the early days of calls made through personal computers. According to a research study from Insight Research, VoIP-based services will grow from $13.0 billion in 2002 to nearly $197.0 billion in 2007, representing a significant opportunity for VoIP providers.

Internet telephony ("IT") has emerged as a low cost alternative to traditional long distance telephone services and is rapidly catching the attention of the general public as well as corporate users. As quality of service improves, technology matures, e-commerce develops and the cost (savings) become compelling, people worldwide will begin to use the Internet as a primary source for telephony applications. Replacing traditional long distance telephony with Internet telephony will yield significant cost savings to users worldwide. In fact, these costs have been dropping over time, falling from approximately $0.30 per minute in 1988 to approximately $0.15 per minute in 1998, and it is estimated that these costs will continue to drop as IT technology advances. Whereas the IT market was less than 1% in 1997, analysts have predicted that Internet telephony could account for more than 25% by 2005. International Data Corporation projects that the Internet telephony market will grow rapidly with call minutes from businesses reaching nearly 230 billion minutes in 2005, up from only 328 million minutes in 2000. According to industry research conducted by several marketing research firms, such as Frost & Sullivan, International Data Corporation and Probe Research, significant growth is forecasted for the Internet telephony industry. Highlights of recent reports include the following predictions:

- An estimated Sixty million personal computer (PC) users made one or more calls over the Internet in 2002.
- International telephone long-distance revenues were estimated at over $80 Billion worldwide in 2002.
- Twenty-five percent of the world's phone calls will likely be over the Internet networks by 2005.
- Internet telephony sales are forecast to explode to $349 billion in 2006, as quality and services improve.

Internet telephony has the potential to enable companies to substantially reduce their telecommunications costs. Internet telephone calls are less expensive than traditional international long distance calls primarily because they are routed over the Internet, bypassing a significant portion of international long distance tariffs. Packet-based networks, unlike circuit-based networks, do not require that a fixed amount of bandwidth be reserved for each call. That allows voice and data calls to be pooled, which means that packet networks can carry more calls with the same amount of bandwidth. This greater efficiency creates network cost savings that can be passed onto the consumer in the form of lower long distance rates.

COMPETITION

THE INTERNET TELEPHONY MARKET IS HIGHLY COMPETITIVE.

Many other companies offer products and services similar to the Company's product, and many of those companies have already established a substantial presence in the IP telephony market. Competitor companies currently have substantially greater financial, distribution and marketing resources than the FoneFriend. As a result, FoneFriend may not be able to compete successfully in the Internet Telephony market. There is a risk that new product introductions or enhancements by competitors could reduce the sales or market acceptance of the Company's products and services, increase price competition or render the Company's products obsolete. To become and remain competitive, the Company plans to continue to invest significant resources in research and development, sales and marketing and customer support. However, given the formidable competition, the Company continues to run the risk that it will not have sufficient resources to withstand these market forces and may seek a consolidation or strategic alliance with one or more of its competitors.

INTERNATIONAL COMMUNICATIONS SERVICES

Internationally, the competitive marketplace varies from region to region. In markets where the telecommunications marketplace has been fully deregulated, the competition continues to increase. Even a newly deregulated market, such as India, allows for new entrants to establish a foothold and offer competitive services more easily. Competitors include both government- owned phone companies as well as emerging competitive carriers. As consumers and telecommunications providers have come to understand the benefits that may be realized from transmitting voice over the Internet, a substantial number of companies have emerged to provide VoIP services. The principal competitive factors in the market include: price, quality of service, breadth of geographic presence, customer service, reliability, network capacity, the availability of enhanced communications services and brand recognition.

COMPETITORS

Domestic state-to-state rates for typical VoIP competitors such as DeltaThree is
1.1 cents per minute, and Net2Phone is 2.0 cents per minute and have dropped considerably since 2002. These rates are for calls made from a customers computer to a telephone within the continental U.S. Calls made with a VoIP device (such as the FoneFriend product) are more expensive; ranging from 2.9 cents for DeltaThree to 3.9 cents for Net2Phone. Although these rates do not include any access charges or monthly service fees (if any), and the customer is required to purchase a VoIP device (and other equipment for broadband connections), both Net2Phone and DeltaThree are public companies and have lost money in their last quarter filings with their share prices falling below
12-month highs. Both companies are branching out in the software sector which enables the customer to either place calls through a computer or use a virtual calling card from any telephone.

Dialpad Inc., a startup Internet telephony company with more than 11 million registered users, carries online advertising to offset its 0-a-minute rate for basic domestic long-distance service. The Company offers software which is downloaded to a users computer and calls are placed through the computer while the user is online.

BestIP offers its BestIP 1000+ call box router priced at $195.00 with full-duplex service and per-minute calling plans for international and domestic calls ranging from $.04/minute to UK, to $.15/minute to Iran, $.25/minute to Saudi Arabia, $.30/minute to Egypt and $.04/minute within the US.

The Company anticipates that it will offer the FoneFriend product free to consumers who sign a 12-month contract for services. The Company plans to chares a one-time account set-up fee (to help offset the cost of the product) and a nominal monthly subscriber fee of $9.95. This monthly fee will include unlimited, worldwide calling when both parties have a FoneFriend. FoneFriend subscribers placing calls to any standard telephone will be charged a "per minute" rate at substantial savings over traditional long-distance networks.

     Overall,  the  Company's  competition  is  from:

     (1)  incumbent  wired  PSTN  network  Providers  and  resellers.
     (2)  new  entrant  Internet  gateway  service  providers,
     (3)  Internet  telephony  software  providers,  and
     (4)  Internet  telephony  appliances  similar  to  FoneFriend.

With respect to the bulk of all calls made via PSTN (the "telephone company"), in 1997, the average domestic toll call cost 17 cents per minute and the average international call cost 74 cents per minute. Current pricing schemes by the largest providers-AT&T, MCI and Sprint-as well as competition from newer entrants such as Qwest and IXC continue to push pricing downward for domestic calls, but not dramatically for international calls, which FoneFriend intends to do internationally and domestically. Regarding Internet telephony gateway providers, numerous companies have entered the Internet telephony marketplace recently, and are focusing on corporate users to whom the cost savings resulting from infrastructure gateway switches are sold, as opposed to the residential or small home office user. These companies, such as IDT/Net2Phone, AT&T Jens, USA GlobalLink, and next generation telecommunications companies like Delta Three, Global Net and DotCom, provide a quality of service which is comparable to that of the Company, however, at a substantially higher cost to the heavy toll caller or international caller. Internet telephony software companies, of which Net2Phone is the leading provider, target the technical PC user. Cost savings are the major benefit to the user who already has incurred the cost of a PC and only needs to add telephony software and the cost of an Internet service provider (ISP) account.

The Company's direct competition comes primarily from Aplio, Inc., a California based company, with offices in Paris, France (which was acquired by Net2Phone), InnoMedia, a San Jose, California company, with offices in Singapore and Taiwan, Net2Phone and Vonage, both U.S. companies based in New Jersey. Aplio uses a "meeting" process, whereby users can transfer calls through the Internet by pushing a button. InnoMedia's InfoTalk employs two different technologies relating to packet compression and recovery to achieve improved voice quality as Internet traffic conditions and bandwidth constraints change. Net2Phone uses its own proprietary network infrastructure and Vonage is limited to customers who elect to purchase broadband internet service such as DSL or high-speed internet cable service. The primary advantage that the FoneFriend product has over these direct competitors is price, both in terms of initial cost of the product and in terms of long-distance charges.

The Company's competitors currently utilize similar technology. However, they generally have a higher product cost, are higher priced in the consumer market and require programming and/or some computer knowledge.

An example of an internationally based service that is becoming more competitive is: PeopleCall by PeopleTel, S.A., a Spanish based Internet telephony company, but it is not offering the same value package as FoneFriend to its international callers. Also it too requires a DSL or cable-modem connection, whereas FoneFriend does not. An introductory offer for Internet voice communications services (1/10/04 web-advertisement) by PeopleCall, using their ADSL or cable-modem -connected call-box router is priced at 159 Euros, with 1000 free minutes per month, and with regular per minute charges ranging from .02 Euros to ..90 Euros, for calls within the EU, Spain, and worldwide, plus set-up fee minutes from .02 to .06 Euros per minute.

Competitors to the FoneFriend product do not offer cost competitive pricing strategies on monthly service fees nor as high a quality voice connection, as does FoneFriend. The Company intends to partner with foreign based ISP networks to offer the FoneFriend service to a broader base of local populations with a more affordable price basis.

In addition, the FoneFriend device utilizes a "proprietary" design in software and is protected, worldwide, by patented technology licensed by developer FoneFriend Systems, Inc. The Company believes its FoneFriend VoIP device has the potential to deliver the lowest retail pricing by offering telephone rates lower than competition, especially International calling rates from foreign countries to the U.S.

During the past several years, a number of other companies have introduced services that make Internet telephony services available to businesses and consumers. For example, Net2Phone, Microsoft, DialPad, AT&T Jens (a Japanese affiliate of AT&T), ICG Communications, IPVoice.com, ITXC, OzEmail, RSL Communications (through its Delta Three subsidiary) and VIP Calling provide a range of voice-over-the-Internet services. These companies offer PC-to-phone or phone-to-phone services that are similar to the services the Company offers. Some, such as AT&T Jens and OzEmail, offer these services within limited geographic areas. Additionally, a number of companies have recently introduced Web-based voice-mail services and voice-chat services to Internet users. Other companies focus on software that may be installed on a user's computer to permit voice communications over the Internet. Representative companies include VocalTec and Netspeak. While Net2Phone and VocalTec are leading providers of IP telephony software, their products are primarily targeted at the technical PC user. Also, Netspeak focuses on delivering solutions targeted at traditional call centers that require significant customization.

In addition, PSTN network companies, including, AT&T, Deutsche Telekom, and Qwest, currently maintain, or plan to maintain, packet-switched networks to route the voice traffic of other telecommunications companies. These companies, are large entities with substantial resources, and large budgets available for research and development which may eventually further enhance the quality and acceptance of voice transmission over the Internet. However, many of these companies are new to the Internet telephony market, and may not build brand recognition among consumers for these services. These companies also may not provide the range of products and services that are necessary to independently provide a broad set of voice-enabled web services. AT&T, for example, has attempted to enter the market but has focused its effort on the cable market and it is unclear if it will continue to pursue voice over the Internet. Qwest has taken steps to enter the market by building a high capacity network in the United States. In addition, Qwest has also entered into a three-year strategic alliance with Netscape to provide one-stop access to Internet services including long distance calling, e-mail, voice mail, faxes, Internet access and conference calls.

Several of the world's major providers of telecommunications equipment, such as Alcatel, Cisco, Lucent, Northern Telecom and Dialogic have developed or plan to develop network equipment that may be used in connection with providing voice over the Web services, including routers, servers and related hardware and software. These manufacturers may exert substantial influence over the technology that is used with transmission of voice over the Web, and may develop products that facilitate the quality and timely rollout of these networks.
However, these companies are dependent both upon the operators of Internet telephony networks to purchase and install their equipment into their networks and, upon hardware and software developers to market their systems to end-users. Cisco Systems currently manufactures Internet telephony equipment for low to medium scale networking, but does not manufacture high-end Internet telephony equipment for large networks. However, Cisco recently acquired two companies that produce devices to help Internet service providers' transition voice and data traffic to packet networks while maintaining traditional phone usage and network equipment. Lucent has co-developed with VocalTec a set of industry standards that have been adopted by major competitors and is currently marketing Internet telephony hardware, including servers that allow the transmission of calls and faxes over the Internet. Lucent also offers related support products, such as billing centers and ''Internet call centers,'' which allow Internet access and conversation with a customer support agent on a single line.

FONEFRIEND'S  INTERNET  TELEPHONY  SOLUTION

FoneFriend's  Internet  telephony product is based on the FoneFriend technology.
The product consists of a single circuit board, mounted inside a low-profile modem-like enclosure, that contains microprocessors, digital signal processors and associated circuitry to connect to, by dial-up via a standard analog telephone line, an Internet service providers network and to the Internet and then authenticates and authorizes the user with the Company's accounting system. The firmware of the unit then queries the user for various functions that it can perform. For a telephone call, it will query for a telephone number to call, and place the call via the Internet, the Company's information system, and other components. The destination party can receive the call with either another FoneFriend unit, or with only a standard phone. In the former case, the call transverses the Internet directly from FoneFriend to FoneFriend. In the latter case the call is completed via the receiver's local public switched telephone network (PSTN) through an Internet-to-PSTN gateway provider, for which a small charge is applied to the originating users account. Phone calls from FoneFriend to FoneFriend, however, are completely covered by the monthly subscription fee.

The Company anticipates it will attract a large number of subscribers for its Internet telephony services (i.e., the "FoneFriend" product and related services) through direct response television, radio and print media advertising within three years after commencement of its marketing activities.

     The following is a brief summary of FoneFriend's "Phone-to-Phone" Internet phone system:
     o    Users  do  not need a computer or software, or any computer knowledge.
     o    Low  monthly  flat  rate  for  worldwide  long-distance  calls.
     o    The  FoneFriend  will  work  internationally  in  most  countries.
     o Simple to install, and pre-programmed. Ready to use out of the package.
     o The FoneFriend unit does not interfere with the existing phone service.
     o    Full-duplex  communications  with  minimum  latency.
     o Good quality communications because of "dual packetization" technology.
     o    The  service  provider  can  remotely  program  the  FoneFriend  unit.
     o Automatic upgrades can be implemented remotely from the Company's web server.
     o    The  FoneFriend  unit  has  built-in  message software for voice-mail.
     o    There  is  encryption  for  complete  privacy.
     o    Broadcast  services  are  available.
     o Internet faxing will be available soon, by simply connecting a fax machine to the unit.
     o    Advertising  can  be  sold  in  place  when  initiating  a  call.
     o    The  FoneFriend  is  small,  lightweight  and  portable for traveling.

FONEFRIEND  PRODUCT  AND  SERVERS

As currently featured on www.fonefriend.com (owned and operated by FSI), the FoneFriend product holds FCC Registration Certificate No. B11 USA-25483-MD-E. A first patent application for the FoneFriend appliance was filed on February 25, 1997, and on February 25, 1998, an improved continuation-in-part application, based thereon, was filed as an International Application under the Patent Cooperation Treaty (PCT), providing the right to file applications in the United States and Europe. The U.S. application was filed on March 9, 1998, and FoneFriend Systems, Inc., filed its European application on September 22, 1999. Finally, a trademark application for the name "FoneFriend" was filed on March 28, 1998, in the U.S. Patent & Trademark Office ("PTO") for telecommunications devices for long-distance Internet telephony. This application was cleared by the PTO for publication in the fall of 1998. Included in the Company's license agreement with FoneFriend Systems, Inc. is the use of its computer server network comprised of Sun Microsystems servers that is easily scaleable to accommodate millions of users and is currently deployed in two secure and separate locations to provide true network redundancy.

Management believes a strategic competitive advantage of the FoneFriend devise is the method by which the system measures the bandwidth of the call from both ends throughout the call. When packet loss occurs, instead of buffering the packets like many other systems, the FoneFriend technology dynamically double packetizes the voice. This means that users do not detect latency in voice transfer. Along with making Internet calls, FoneFriend system enables users to send and receive Internet voice mails using the users' e-mail address, as well as to listen to radio stations that broadcast over the Internet. In the planning stages at FoneFriend Systems is also the ability of the computer network to communicate over larger bandwidth (such as ISDN, cable, and DSL), as well as to send and receive Internet faxes.

FONEFRIEND  SYSTEMS  PROPRIETARY  TECHNOLOGY

FoneFriend uses innovations, including its Double-Packetization technology, which was developed by FoneFriend Systems, Inc. The Company perceives a strong competitive advantage in the marketplace as a result of the superior clarity of communications using this technology and the Company's marketing strategy.

HOW  THE  FONEFRIEND  SYSTEM  WORKS

The Company's system measures the bandwidth of the call from both ends throughout the duration of the call. When high packet loss occurs (possible with Internet connections during peak network utilization), instead of buffering the packets like most inferior systems do, the FoneFriend technology dynamically double-packetizes the voice and assembles the needed data from either of the packets at the other end, thus ensuring the integrity of the voice communication. FoneFriend, is a stand-alone device for Internet phone calling. Unlike other external products, the FoneFriend System uses the Company's web server to establish and coordinate all connection services (charging a flat, monthly rate) with each piece of hardware in use. This is done to avoid PSTN charges when initially connecting a call. The FoneFriend device communicates directly with the Company's web server so the call runs over the Internet.

This technology provides the foremost and finest phone-to-phone voice reception, via the Internet (with no computer needed), available within the telephony industry. This new and innovative system provides the consumer with a flat monthly fee as an alternative to the typical "minute-to-minute" fees charged by present long-distance services (e.g., MCI, Sprint, etc.), with a low cost entry cost for the FoneFriend device, as opposed to more costly hardware requirements and higher monthly service fees that competitors are now offering. The consumer simply attaches the FoneFriend unit to their existing personal telephone; they follow some simple instructions and, within about 8-minutes, the FoneFriend unit is ready to begin making calls to anyone with similar service.

                                    MARKETING

CUSTOMER  VALUE  PROPOSITION

The Company's value proposition to its primary targeted customers is that both domestic and foreign based international callers can make FoneFriend long distance and international calls through the Company's network of partnered systems world-wide, as if the calls originated in the United States at much reduced costs over traditional circuit based telephone systems. By routing calls through the Company's Internet web server the caller will avoid the usual very costly domestic and international phone systems' long distance toll charges, and incur the lower Internet telephony gateway charges instead. So, no matter where you are calling from, in the World, FoneFriend will enable the customer to pay U.S. long distance rates.

The ideal FoneFriend customer is anyone who spends over $100 per month on domestic long distance or international calls and wants to make easy, unlimited long-distance calls for a flat monthly fee. The FoneFriend device is a stand-alone device that turns any standard phone into an "Internet phone," capable of calling any phone in the world. It is lightweight and portable for traveling, and easy to use. The customer will subscribe to the FoneFriend service for $9.95 per month, which will allow the subscriber to make unlimited worldwide calls to another FoneFriend device without incurring per-minute charges. FoneFriend customers can also call any standard telephone anywhere in the world (without the other party having a FoneFriend device) for competitively low, per-minute rates up to 70%, or more, less than major long distance providers (e.g., AT&T, Sprint, etc.). The FoneFriend unit is simple to install and operate. The Company will promote the fact that the service can pay for itself within a few months.

FOREIGN  MARKETS  VALUE  STRATEGY

The distinctive advantages of FoneFriend's value solution to its main targeted markets of both foreign-born US based and foreign based callers are:

     - Introducing a much broader base of customers (lower socio-economic users) to low cost Internet Telephony in many third-world countries at a low monthly flat-fee which is more affordable and has better voice quality than existing broadband wireless services.
     - Partnering with foreign- based local ISP networks which provide customer-billing and customer management capabilities locally to FoneFriend subscribers on a more cost-effective and expedient basis.
     - Utilizing the phone hardware available in foreign countries to make a reliable international voice connection through the FoneFriend unit directly to an Internet service provider at a lower cost, with better sound quality than either local wireless broadband or existing telephone systems (PSTN's), that are operated as large, monopolistic state-owned companies, with much higher "per-minute" calling charges.
     - Providing US callers and their foreign counterparts' virtually free calling, with no per minute charges, worldwide by using a FoneFriend-to-FoneFriend unit connection.
     - No costly PC hardware or software is needed to make an Internet Telephony connection, which dramatically increases FoneFriend's foreign market penetration to areas that can not afford personal computers, wireless broadband service, or traditional long distance calling.

MARKETING STRATEGY

The  Company's  market  strategy  will  be  developed  in  several  phases.

First, will be establishing a strong domestic base, by selling monthly fees to the vast foreign-born, U.S. resident, who makes frequent monthly international calls to friends, family, and businesses, by enrolling them as "FoneFriend-to-Phone" subscribers. This will provide the Company with immediate revenues from the domestic callers, and also expand the marketing base into their counterpart overseas callers, for companion FoneFriend to FoneFriend units and service.

Secondly, a campaign, will be initiated, and directed toward converting existing FoneFriend-to-Phone subscribers to FoneFriend-to-FoneFriend subscribers, who can make calls internationally , with no per-minute charges for only $9.95 monthly, by signing up additional FoneFriend clients/unit(s) for their overseas counterparts. New entrants can be brought in by offering introductory special pricing programs to purchase two units for the price of one, should the client wish to purchase their box as a "gift" for a loved one.

A third phase will be to market directly to the overseas subscribers, through possible joint campaigns with local market foreign ISP's for expansion of the FoneFriend base to their friends, relatives, business associates, etc. living in other countries . As more FoneFriend units are put into service internationally, the opportunities for new subscribers will continue to grow.

Further expansion of sales to multi-national companies can be leveraged off of the consumer base, with additional sales of conferencing, fax, messaging, services and advertising sales to the businesses that become enrolled as corporate subscribers. For example, a law firm who has an office in several different Countries can have a FoneFriend box in each office of each Country and hold conference calls between each office of the different Countries, at the same time, each day, for the low fee of $9.95 per box per month. When the attorney travels for business, he/she can take the FoneFriend box with them to plug into any land line telephone in the Hotel for low rates.

The Company's primary media strategy is a highly visible marketing campaign utilizing "Direct Response Television", (DRTV) advertising (e.g., 30, 60 and 120 second spots, infomercials, shopping channels, etc.). This will be supported with traditional radio and print media advertising designed to capture a large audience within mainstream America, primarily the 'heavy' long distance user, as well as target the "foreign-born" U.S. resident who frequently makes international calls. The DRTV campaign will support the Company's secondary marketing efforts for "e-commerce" marketing and retail distribution.

In addition, the Company is in discussions with several organizations who have expressed an interest in establishing an alliance or joint venture with the Company using our technology and independently marketing the FoneFriend in various parts of the world. The Company would receive significant income from any such arrangement, should they be concluded.

THE  COMPANY  HAS  FIVE  PRIMARY  GOALS  TO  ITS  MARKETING  AND  SALES  PLAN:

- MAINSTREAM BRANDING. We will market to mainstream America, while identifying our primary target consumer, the 'heavy' long distance user, such as the Foreign Born U.S. resident.
- REGIONAL SATURATION. We will aggressively penetrate and target our Media and Reseller Direct Marketing Areas (DMA's) and initiate the Company's Ethnic Regional Marketing Program, then form our Retail campaign.
- REFERRALS. We will implement "tell a friend" incentives for referral sourcing.
- CUSTOMER SERVICE. We will provide a comprehensive customer service program that will focus on technical and general customer issues, through strategic alliances or partnerships.
- INTERNATIONAL MARKETS. We will enter each international direct response and retail market by partnering with distributors for each territory.

MARKET  SEGMENTATION  AND  SIZE  OF  MARKETS:

FoneFriend's market is the world. FoneFriend has potential in every country where expensive long-distance calls are made. Easy and affordable access to the Internet Telephony of FoneFriend would be well received in Asian, European and Latin American countries where millions of dollars are spent each month on international calls to the U.S. and elsewhere.

However, FoneFriend intends to market to the United States first, and lists the following as its primary U.S. market segments:

     -    Foreign-born  U.S.  Residents;
     -    Heavy  interstate  and  intrastate  long-distance  users;
     -    U.S.  households  that  have  no  computer  or  Internet  service;
     -    Current  Internet  telephony  users;
     -    U.S.  Business  travelers;
     -    Families  separated  due  to  Military  or  Government  service;  and
     -    FoneFriend  user's  friends.

FoneFriend will initially target selected regions in the U.S. with the largest population of foreign-born residents:

     (1) Los Angeles-Long Beach, (Hispanic/Asian), Anaheim-Santa Ana, Riverside-San Bernardino, Oxnard-Ventura, and Santa Barbara-Santa Maria
     (2)  New  York  City,  (Hispanic/Asian)
     (3)  Miami,  Fort  Lauderdale-Hollywood,  and  Pompano  Beach  metro  areas
     (4)  San  Francisco-San  Jose,  CA
     (5)  Chicago
     (6)  Houston
     (7)  San  Antonio
     (8)  Dallas-Ft.  Worth
     (9)  Albuquerque
     (10) McAllen/Brownsville
     (11) San  Diego

Hispanic Americans account for one-tenth of the U.S. total population and nearly two-thirds of all Hispanics in the U.S. are of Mexican origin (65.2%) and will be one of the key focus group of foreign-born residents for FoneFriend. Puerto Ricans, Cubans, and people of Central and South American origin will also be targeted amongst the Hispanic communities.

The Asian and Pacific Islander population is growing rapidly as demographics state by 2000 the Asian population had grown to over 12 million; representing about 4% of the total population. The largest proportions of Asian Americans were Chinese (24%), Filipino (20%), Japanese (12%), Asian Indian (11.8%), Korean (11.6%), and Vietnamese (8.9%). Approximately 75% of Pacific Islanders live in the states of California and Hawaii alone, and will be targeted as subscribers by FoneFriend.

FoneFriend-to-FoneFriend calls account for the most savings for FoneFriend subscribers and FoneFriend plans to extend its services and distribution of FoneFriend devices into those countries where a majority of the "friends" reside, as well as to the countries where the majority of Friend-to-Phone (gateway) calls are terminated.

REVENUE  SOURCES

Upon implementation of its marketing campaign, the Company anticipates that it will generate revenues from the following sources:

     - MONTHLY SUBSCRIPTION FEE: The Company currently plans to offer its customers a flat, monthly rate as low as $9.95 for unlimited, long-distance telephone service when calling another FoneFriend subscriber anywhere in the world via the Internet.
     - COMPETITIVE LONG DISTANCE GATEWAY FEES: Subscribers with a FoneFriend unit communicating to recipients without a FoneFriend unit at the other end, still save on call origination; however, they will incur "per minute" usage fees on the originating end at competitively low rates (estimated to be 70% or greater savings from traditional long-distance carriers such as AT&T, MCI, Sprint, etc.), due to the fact that the Company acquires it's minutes at a wholesale rate from major telecommunications carriers, using large volumes, creating certain economies of scale that it will pass on to its customers;
     - PROGRAMMING/SET-UP FEE: The Company plans to charge a one-time, upfront fee that will help offset the cost of the FoneFriend device. This fee will be characterized as a "programming" or "setup" fee to cover the initial cost of programming the unit with ISP information specific to each subscriber and initiating the FoneFriend service;
     - ADVERTISING INCOME: The Company can offer businesses the opportunity to broadcast their advertisements directly to FoneFriend's Internet phone users. This advertising message can be played during the 12- 15 seconds that the unit dials an Internet service provider and establishes communication with the network.

The Company plans to bundle additional services with the "FoneFriend", such as encryption (available now), fax, voice-enabled web site access, and 3-way calling, which services can be implemented remotely, through the web server, and will generate additional revenue for the Company.

CHANNELS OF DISTRIBUTION

     - Orders received through DRTV-Radio-Print-Web and telemarketing by CRM Centers
     -    International  Distributors  in  selected  countries
     -    Cultural,  Educational,  and  Business  Associations  (International)
     -    Corporate  Accounts  (Corporations  who  employ  foreign  workers)
     -    Solution  Partners  (vertical  applications) and Multi-Level marketing

BRANDING PLAN

Employing a unique Foreign Born Regional Marketing Program together with Direct Response Television (DRTV) marketing program, the Company plans to differentiate its services from its competition. The Company believes the unique FoneFriend technology and marketing strategy, advertising approach, and outsourcing mode of operation will yield short-term profitability and sustained growth. FoneFriend's Foreign Born Regional Marketing Program, which will employ foreign-language media (television, radio, print and Internet), and foreign-language retail outlets and distributorships, is flexible, pays its own way and reduces risk.

The  following  are  particular  advantages  of  our  unique marketing strategy:

     FLEXIBILITY: The Company's Foreign Born Regional Marketing Program will initially target the eleven regions in the U.S. with the largest population of foreign-born residents. By capturing regional markets one at a time, the campaign can be measured and fine-tuned before it advances.

     PAYS ITS OWN WAY: Subscriber revenue, from captured areas, will fund subsequent market penetrations.

     MINIMUM RISK TO CAPITAL: Regional marketing doesn't commit the entire marketing budget to a vast, fixed campaign. FoneFriend will employ direct response television marketing to create initial demand for FoneFriend. DRTV has several advantages over traditional "image" spot television campaigns; among them are greater efficiency, measurability, and accountability. DRTV creates demand: Infomercials often produce substantial annual revenues. DRTV also drives retail sales; "as seen on TV" is an effective point-of-sale tool.

     EFFICIENCY: DRTV can reach very large numbers of new, potential customers and present a complete product story for a fraction of the cost of 30-second commercial spots. ("The more you tell, the more you sell.")

     MEASURABLE AND FLEXIBLE: DRTV campaigns can accurately report success or failures within 24 hours of a media run, and adjust themselves "on the fly." Response - measured as a ratio of sales-generated to media-spent - is analyzed; script, price, or call center pitch is fine-tuned; media strategy adjusted; and the "new" campaign re-launched within 24 hours.

     ACCOUNTABILITY: Unlike traditional image spot campaigns, infomercial campaigns have no established media budget; campaigns remain on air only as long as they continue to produces profits (from several months to several years).

SUPPORT SERVICES

FULFILLMENT  &  CUSTOMER  SERVICE

The Company will outsource major functions (such as R&D, manufacturing, network infrastructure and services, and Customer Relationship Management (CRM) to eliminate the need for initial capital outlay, and minimize the requirement for in-house resources, facilities, and competencies. Management has identified the third party resources for our back-end infrastructure and Customer Relations Management.

     CUSTOMER  SERVICE: The Company plans to contract with a proven and reliable
     -----------------
     third party supplier to provide fulfillment services such as warehousing, shipping and customer follow up. To this end, the Company is currently negotiating an agreement with several premiers, knowledge-based, customer relationship management firms that can fulfill the Company's requirements for Customer Service, product fulfillment, and telemarketing support.

     When a caller orders the unit, the telemarketer could ask for additional individuals that the caller believes would appreciate and value a similar unit, also requesting that the caller, call each such person to inform them of our call. The Customer service representative would then call the individuals on the list and attempt to capture an order through the referral, by stating who made the referral. If an order is not received, then a brochure will be mailed that day, to register that person for follow up at another time. This process results in a "domino effect", as each person who orders the FoneFriend unit will call other persons whom they want to add to their personal directory and will provide names for our telemarketer to call. This process increases the number of subscribers, which could occur on an on-going basis, thus allowing the Company to realize its marketing objectives. The telemarketer will also remind the caller to inform others that they regularly call, to order the FoneFriend unit, by calling the toll free number or by visiting our web sites.

     FULFILLMENT:  Fulfillment  centers  primarily  receive the product from the
     -----------
     manufacturer and ship to the consumer. Additionally, these facilities can provide warehousing and customer service. The uniqueness of these customer service representatives is that they have ability to "make the sale". Most telemarketing and fulfillment companies have well trained customer service personnel who have the capability to either initiate follow-up calls or call potential subscribers. The Company is in discussions with a full service fulfillment and telemarketing facility that is positioned in the West and East Coast, thus providing on time delivery and shipping & handling cost savings to the Company.

TECHNOLOGY INFRASTRUCTURE

As a marketing company providing a service-oriented product, management decided to approach its backend infrastructure through third party relationships, thus assuring that the Company's investment funds are utilized for marketing and acquisition of product inventory. The technology infrastructure for FoneFriend is both unique and safe at the same time. Its uniqueness and value is found in both its patented technology inside the FoneFriend product, and in the unique selection and implementation of the infrastructure network to optimize our quality, while being very cost effective. The Company is utilizing state-of-the-art facilities and equipment that is in place through world-class telecom vendors. This allows for rapid development and aggressive expansion of our system architecture, while reducing the risk and cost of buying and building a world-class network, or investing and developing the Company's own software and hardware components.

The Company is presently considering several vendors that can provide complete turnkey solutions for the Company's back-end, technology infrastructure. This turnkey solution will provide the Company access to gateways, routers, servers, etc., saving the Company substantial upfront costs. The services furnished by such turnkey providers are infinitely scalable, at an affordable cost, to accommodate the Company's anticipated growth in subscribers.

This technology infrastructure will afford the Company an opportunity to quickly and economically gain access to a global gateway system, call termination services (both domestically and internationally), Internet Dial-up service
(ISP),  and  a  complete  customer  billing  solution.

MANUFACTURING

FSI has provided the Company detailed design specifications for third party manufacturing. The Company intends to employ third-party manufacturing because:
(1) it does not believe that incurring the costs of manufacturing infrastructure would be cost effective, (2) the quality from a third party manufacturing source is consistent with the quality of product the Company can manufacture and (3) using third party manufacturing provides the Company with product volume flexibility. The "FoneFriend" product is currently manufactured in Malaysia. Alternative manufacturing sources have also been identified which can provide comparable quality, and production volume flexibility. The Company has retained a knowledgeable manufacturing consultant who has substantial connections in the manufacturing industries of the Far East to obtain better pricing. Management intends to source state-of-the-art facilities that have the capacity to accommodate large volume orders which the Company anticipates will occur from its marketing campaign.

The Company, with Credit Phone International, received approximately 200 "FoneFriend" units from its Malaysian manufacturer at a cost of $100 per unit. These initial units were used to "beta" test the Company's operating systems. A subsequent order for about 10,000 units is planned at a quoted cost of about $60 per unit. The Company is also discussing a possible relationship with another foreign manufacturer that has quoted a price of just under $50 per unit in larger quantities (i.e., 25,000 units).

EMPLOYEES

The Company currently has three officers and several business, professional and technical consultants. We believe our relationships with all personnel are good. The Company plans to hire additional personnel at such time as our business growth demands.

                            THE SELLING SHAREHOLDERS

Based upon information available to us as of February 26, 2004, the following table sets forth the name of the selling stockholders, the number of shares owned, the number of shares registered by this prospectus and the number and percent of outstanding shares that the selling stockholders will own after the sale of the registered shares, assuming all of the shares are sold. The selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares beneficially owned, all or a portion of the shares of common stock beneficially owned in transaction exempt from the registration requirements of the Securities Act of 1933, as amended. As used in this prospectus, the term "selling stockholder" includes donees, pledges, transferees or other successors-in-interest selling shares received from the named selling stockholder as a gift, pledge, distribution or other non-sale related transfer.

The table lists the ownership of the common stock offered by the selling shareholders assuming the exercise by the Company of all "put" options under the Equity Line of Credit covering shares offered by this prospectus. None of the selling shareholders has held any position or office or had a material relationship with us or any of our affiliates within the past three years.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Securities Exchange Act of 1934, as amended. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

Name and address        Number of Shares     Number of Shares   Number of Shares
of beneficial owner     Beneficially Owned   Offered            Owned After
                                                                Offering (1)
--------------------------------------------------------------------------------
Dutchess Private
Equities Fund, L.P.                   -0-       15,000,000 (2)          -0-
(3)

Compass Capital Group, Inc.           -0-          700,000 (4)          -0-

Danzig, Ltd                       150,000          150,000              -0-

Lothar Elsaessar                  300,000          300,000              -0-

Greentree Financial
Group, Inc.                       250,000          250,000              -0-

Hans George Huetter               300,000          300,000              -0-

RR Inv Holdings, Inc              900,000          900,000              -0-

The Bulletin Board
Productions,  LLC                 350,000          350,000              -0-

Totals                          2,950,000       17,950,000              -0-
________________

(1) These numbers assume the selling shareholders sell all of their shares in the offering.

(2) Consists of shares that may be issued pursuant to an Equity Line of Credit Agreement, also known as an Investment Agreement.

(3) Dutchess is a private limited partnership whose business operations are conducted by its general partner, Dutchess Capital Management, LLC. Michael Novielli and Douglas H. Leighton are the owners of Dutchess Capital Management, LLC., and have voting and dispositive power with respect to shares owned by Dutchess Private Equities Fund, L.P.

(4) Consists of shares that may be issued pursuant to the conversion of a promissory note currently held by Compass Capital Group and/or the exercise of their warrant to purchase up to 200,000 shares at a price of $.20.

                              PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 17,950,000 shares of our common stock by current stockholders Compass Capital, Danzig, Ltd., Lothar Elsaessar, Greentree Financial Group, Inc., Hans George Huetter, RR Inv Holdings, Inc. and The Bulletin Board Productions, Inc. Additionally, Dutchess Private Equities Fund, L.P. will become a stockholder pursuant to a put right under an Investment Agreement that we have entered into with Dutchess.

DUTCHESS  PRIVATE  EQUITIES  FUND,  L.P.

On February 25, 2004, we entered into an Investment Agreement with Dutchess Private Equities Find, L.P. ("Dutchess"). Pursuant to the Investment Agreement, we may, at our discretion, periodically "put to" or require Dutchess to purchase shares of our common stock. The aggregate amount that Dutchess is obligated to pay for our shares shall not exceed $3.0 million. For each share of common stock purchased under the Investment Agreement, Dutchess will pay 94% of the lowest Best Bid price as defined in the Agreement.Dutchess is a private limited partnership whose business operation are conducted through its general partner, Dutchess Capital Management, LLC. Our ability to put the shares of common stock under the Investment Agreement is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us.

The amount that the Company shall be entitled to put to Dutchess in any single transaction pursuant to the Investment Agreement will be equal to, at the Company's election, either: (A) 200% of the average daily volume in the U.S. market of the common stock for the 20 trading days prior to the notice of our put, multiplied by 94% of the average of the three daily closing Best Bid prices immediately preceding the date of the put, or (B) $25,000; provided that in no event shall the amount of any single put be more than $1,000,000. All references to the terms of the Investment Agreement are qualified in their entirety to the language contained in that Agreement, a copy of which is incorporated by reference in this Registration Statement.

Subject to a variety of limitations, we may put shares pursuant to the Investment Agreement once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to put shares to Dutchess until Dutchess has paid a total of $3.0 million or until 36 months after the effectiveness of the accompanying Registration Statement, whichever occurs first.

We cannot predict the actual number of shares of common stock we will issue pursuant to the Investment Agreement, in part because the volume and purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw.

You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the Investment Agreement. That is, if our stock price declines, we would be required to issue a greater number of shares under the Investment Agreement for a given advance.

We have engaged Charleston Capital Corporation ("Charleston") as our placement agent with respect to the securities to be issued under the Equity Line of Credit and, for these services, they will be paid one percent (1%) upon each put up to a maximum of $10,000. Charleston has no affiliation or business relationship with Dutchess.

PLAN  OF  DISTRIBUTION

The selling stockholders will at independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell shares from time to time

o at market prices prevailing on the OTC Bulletin Board at the time of offer and sale, or
o    at  prices  related  to  such  prevailing  market  prices,  or
o    in  negotiated  transactions,  or
o    in  a  combination  of  such  methods  of  sale.

The selling stockholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling stockholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

Dutchess and any broker-dealers who acts in connection with the sale of their shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act.

On or prior to the effectiveness of the registration to which this prospectus is a part, we will advise the selling stockholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act. Under applicable rules and regulations under the Securities Exchange Act, any person engaged in a distribution of any of the shares may not simultaneous engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling security owners may be governed by the applicable provisions of the Securities and Exchange Act, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling stockholder. All of the foregoing may affect the marketability of our securities.

On or prior to the effectiveness of the registration statement to which this prospectus is a part, we will advise the selling stockholders that the anti-manipulation rules under the Securities Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and any of their affiliates. We have informed the selling security holders that they may not:

o    engage  in any stabilization activity in connection with any of the shares;
o bid for or purchase any of the shares or any rights to acquire the shares, or attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act;
o effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution.

We have informed the selling stockholders that they must effect all sales of shares in broker's transactions, through broker-dealers acting as agents, in transaction directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of shares against certain liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

In the absence of the registration statement to which this prospectus is a part, certain of the selling stockholders would be able to sell their sharer only pursuant to the limitations of Rule 144 promulgated under the Securities Act.

                                  LEGAL MATTERS

The Law Offices of Harold H. Martin, P.A. will pass upon the validity of the common stock offered hereby.

                                    EXPERTS

The consolidated financial statements incorporated by reference in this prospectus have been audited by Henry Schiffer, independent certified public accountants, to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) incorporated herein by reference, and are incorporated herein in reliance upon such report given the authority of said firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirement of the Securities Exchange Act of 1934, as amended and, in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information we have filed may be inspected and copied at the Commission's public reference facilities maintained by the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The SEC maintains a Web site at HTTP://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling shareholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

                INCORPORATION OF INFORMATION WE FILE WITH THE SEC

The SEC allows us to "incorporate by reference" into the prospectus information we have previously filed with them. The information incorporated by reference is an important part of this prospectus and the information that we file subsequently with the SEC will automatically update this prospectus. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the initial filing of this registration statement and prior to the time that the shares covered by this prospectus are sold:

o Our Annual Report on Form 10-K for the fiscal year ended March 31, 2003, filed on July 16, 2003;

o Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, filed on August 19, 2003;

o Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003, filed on November 19, 2003;

o Our Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2003, filed on February 13, 2004;

o Our Current Reports on Form 8-K filed on December 5, 2002 (as amended on December 24, 2002, December 26, 2002 and February 19, 2003), April 9, 2003, and February 27, 2004; and

We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus but before all the shares offered by this prospectus are sold:

o    Reports  filed  under  Sections  13(a)  and  (c)  of  the Exchange Act; and

o Definitive proxy statement filed under Section 14 of the Exchange Act in connection with any subsequent shareholders' meeting. The reports and other documents we file after the date of this prospectus will update and supercede the information in this prospectus.

You may request a copy of any filings referred to above (excluding exhibits) at no cost by writing or telephoning us at the following address: FoneFriend, Inc.,
Attention: Jackelyn Giroux, 14545 Friar Street, Suite 103, Van Nuys, California 91411, and by telephone: (818) 376-1616.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all expenses, payable by us in connection with the sale of common stock being registered. All amounts are estimates except for the Registration Fee.

          Registration  fee                               $     375.25
          Legal Fees and Expenses                         $  20,000.00
          Accounting fees and expenses                    $   2,500.00
          Miscellaneous expenses                          $   2,124.75
                                                          ------------
             Total                                        $  25,000.00

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify such person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

As permitted by Section 145 of the DGCL, the Company's Bylaws provide that, to the fullest extent permitted by the DGCL, directors, officers and certain other persons who are made, or are threatened to be made, parties to, or are involved in, any action, suit or proceeding will be indemnified by the company with respect thereto. Article V of the Company's Bylaws provides for the indemnification of officers, directors, employees and agents of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding the indemnified party had no reason to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, expect for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by Section 102(b)(7) of the DGCL, our Amended and Restated Certificate of Incorporation includes a provision that limits a director's personal liability to the company or its stockholders for monetary damages for breaches of his or her fiduciary duty as a director. Article IX of the Company's Amended and Restated Certificate of Incorporation provides that no director or the company shall be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by DGLC.

On  February  25,  2004,  we  entered into an Investment Agreement with Dutchess
Private Equities Fund, L.P., in which we agreed to defend, protect, indemnify and hold harmless Dutchess' officers, directors, employees, counsel, and direct or indirect investors, agents or other representatives, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses including reasonable attorneys' fees and disbursements incurred by Dutchess as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by us or any other certificate, instrument or document; (II) any breach of any of our covenants, agreements or obligations or (III) any cause of action, suite or claim brought or made against Dutchess by a third party, except insofar as any such misrepresentation, breach or any untrue statement, alleged untrue statement, omission or alleged omission is made in reliance upon and in conformity with information furnished to Dutchess which is specifically intended for use in the preparation of any such registration statement, preliminary prospectus, prospectus or amends to the prospectus.

On February 25, 2004, we entered into a Registration Rights Agreement with Dutchess, in which we agreed to indemnify, hold harmless and defend Dutchess and its officers, partners, employees, counsel, agents and representatives against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several, incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not Dutchess is or may be a party thereto, to which any of them may become subject insofar as such claims or actions or proceedings, whether commenced or threatened, arise out of or are based upon: (I) any untrue statement or alleged untrue statement of a material fact in a registration statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Dutchess has requested in writing that we register or qualify the common stock, or the omission or alleged omission to state a material fact required to e stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, (II) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or
(III) any violation or alleged violation by us of the Securities Act, the Securities Exchange Act, or any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the common stock pursuant to a registration statement. The indemnification agreements (I) shall not apply to a claim arising out of or based upon a violation which is due to the inclusion in the registration of the information furnished to us by Dutchess expressly for use in connection with the preparation of the registration or any such amendment thereof or supplement thereto; (II) shall not be available to the extent such claim is based on (A) a failure of Dutchess to deliver or to cause to be delivered the prospectus made available by us or (B) Dutchess' use of an incorrect prospectus despite being promptly advised in advance by us in writing not to use such incorrect prospectus; (III) any claims based on the manner of sale of the common stock by Dutchess or of Durchess' failure to register as a dealer under applicable securities; (IV) any omission of Dutchess to notify us of any material fact that should be stated in the registration statement or prospectus relating to Dutchess or the manner of sale; and (V) any amounts paid in settlement of any claim if such settlement is effected without the prior written consent, which consent shall not be unreasonably withheld.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to director, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is unenforceable for that reason.

                   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


Exhibit                  Description
-------                  -----------
4.1                      Investment  Agreement by  and  between  Registrant  and
                         Dutchess Private Equities Fund, L.P. (incorporated by reference from Exhibit 10.10 to the Registrant's
                         Current Report on Form 8-K filed with the Commission on February 27, 2004).

4.2 Registration Rights Agreement by and between Registrant and Dutchess Private Equities Fund, L.P. (incorporated by reference from Exhibit 10.11 to the Registrant's Current Report on Form 8-K filed with the Commission on February 27, 2004).

4.3 15% Convertible Debentures, Warrants and Registration Rights Agreement by and between Registrant and Compass Capital Group, Inc.

4.4                      Consulting Agreement between Registrant and Danzig, Ltd

4.5 Consulting Services Agreement between Registrant and Greentree Financial Group, Inc.

4.6                      Consulting  Agreement  between  Registrant  and  RR Inv
                         Holdings,  Inc.

4.7 Media Production Agreement between Registrant and The Bulletin Board Productions, LLC

4.8                      Consulting Agreement between Registrant  and  Dr. Hans-
                         Georg  Hutter

4.9                      Consulting  Agreement  between  Registrant  and  Lothar
                         Elsaessar

4.10 Placement Agent Agreement between Registrant, Charleston Capital Corporation and Dutchess Private Equities Fund, L.P. (incorporated by reference from
                         Exhibit 10.12 to the Registrant's Current Report on Form 8-K filed with the Commission on February 27,
                         2004).

5.1                      Opinion  of  Law  Offices  of  Harold  H.  Martin, P.A.

23.1                     Consent  of  Law  Offices  of  Harold  H.  Martin, P.A.
                        (included  in  Item  No.  5.1  above)

23.2                     Consent  of  Accountants  -  Henry  Schiffer,  CPA.

24.1                     Power  of  Attorney  (included  on  signature  page)


                                  UNDERTAKINGS

(a)  The  undersigned  Registrant  hereby  undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Los Angeles, State of California, on February 26, 2004.


                              FONEFRIEND,  INC.

                         BY:  /s/  Jackelyn  Giroux
                              ---------------------
                              President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jackelyn Giroux his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

       Name                            Title                     Date
       ----                            -----                     ----


/s/ Dennis H. Johnston          Secretary, Director         February 26, 2004
----------------------


/s/ Edward N. Jones             Chief Financial Officer     February 26, 2004
-------------------


/s/ Virginia Perfili            Director                    February 26, 2004
--------------------

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